As filed with the Securities and Exchange Commission on May __, 2002

                                                 Commission File No. 333-56390

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                         Post-Effective Amendment No. 1

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                          L.A.M. PHARMACEUTICAL, CORP.
                       ---- -----------------------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                            ------------ ----------
                                 2834 52-2278236
                 (State or other jurisdiction (Primary Standard
                              Classi- (IRS Employer
              of incorporation) fication Code Number) I.D. Number)

                                755 Center Street
                            Lewiston, New York 14092
                        (877) 526-7717 or (716) 754-2002
                  --------- ---------------------------------
          (Address and telephone number of principal executive offices)

                  755 Center Street, Lewiston, New York, 14092
                         (877) 526-7717 or (716)754-2002
                   --------- --------------------------------
(Address of principal place of business or intended principal place of business)

                                Joseph T. Slechta
                  800 Sheppard Avenue West, Commercial Unit 1,
                                        -
                        Toronto, Ontario, Canada M3H 6B4
                        (877) 526-7717 or (416) 633-7047
                  --------- ---------------------------------
            (Name, address and telephone number of agent for service)

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box
           [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
==============================================================================

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate      Amount of
   to be                  to be      Price Per     Offering      Registration
Registered            Registered      Share (4)     Price           Fee
----------            ----------     -----------   ---------     -------------

Common stock (1)    5,000,000          $4.87     $24,350,000        $6,429
------------------------------------------------------------------------------
Common stock (2)      482,893          $4.87    $  2,351,689       $   621
Common stock (3)      455,580          $4.87    $  2,218,675       $   586

Total                                            $28,920,364        $7,636
------------------------------------------------------------------------------

(1)  Represents shares issuable to Hockbury Limited under equity line of credit.
(2) Represents shares issuable upon the exercise of warrants held by Hockbury Limited.
(3) Represents shares issuable upon the exercise of warrants held by GKN Securities Corp.
(4)  Offering price computed in accordance with Rule 457(c).

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the options or warrants as a result of any adjustment in the number of securities issuable by reason of the options or warrants.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

AMENDED PROSPECTUS

                          L.A.M. PHARMACEUTICAL, CORP.

                                  Common Stock

      This amended prospectus may be used only in connection with sales of the common stock of L.A.M. Pharmaceutical, Corp. by Hockbury Limited and five warrant holders. Hockbury Limited will sell shares of common stock purchased from L.A.M. under an equity line of credit agreement and up to 482,893 shares of common stock which may be issued upon the exercise of warrants. The five warrant holders will sell up to 455,580 shares of common stock from L.A.M., which may be issued upon the exercise of warrants granted as a placement fee. Hockbury Limited and the five warrant holders are sometimes referred to in this prospectus as the selling shareholders.

     L.A.M. will not receive any proceeds from the sale of the common stock by the selling stockholders. L.A.M. will pay for the expenses of this offering.

      This amended prospectus updates information concerning L.A.M. contained in the prospectus dated April 25, 2001, and does not offer any shares for sale in addition to shares offered in that prospectus.

      L.A.M.'s common stock is quoted on the OTC Bulletin Board under the symbol "LAMP." On May __, 2002 the closing bid price for one share of the L.A.M.'s common stock was $_____.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 5 of this Prospectus



                The date of this amended prospectus is May __, 2002

                               PROSPECTUS SUMMARY

      L.A.M, Pharmaceutical, Corp. was incorporated in Delaware in July 1998. In September 1998, L.A.M. acquired all of the issued and outstanding shares of LAM Pharmaceuticals LLC ("LAM") for 6,000,000 shares of L.A.M.'s common stock. LAM Pharmaceuticals LLC was organized in Florida in 1994 (initially as a partnership) to commercialize a new drug delivery system which offers patients, among other benefits, safer and more effective treatment for a number of serious diseases. Unless otherwise indicated, all references to L.A.M. include LAM Pharmaceuticals LLC.

     L.A.M. is the owner of a proprietary wound healing and transdermal drug delivery technology that involves the use of an original Ionic Polymer Matrix (L.A.M. IPM(TM)) for the purpose of delivering, enhancing and sustaining the action of certain established therapeutic agents.

      The L.A.M. IPM(TM) technology combines in a matrix, in a novel manner, those drugs that are well established and generally regarded by the public, the regulatory authorities and pharmaceutical industry as safe. When combined with the active drug ingredient, the L.A.M. Ionic Polymer Matrix(TM) technology allows the delivery of greater amounts of drug to the target area than is otherwise possible. The L.A.M. Ionic Polymer Matrix(TM) technology therefore offers potential benefits by providing faster and more prolonged therapeutic activity, less intrusive and less painful methods of delivery and a faster onset of therapeutic activity.

     L.A.M.'s corporate objective is to develop, market and license wound healing and transdermally delivered drugs, both prescription and over-the-counter, using the patented L.A.M. Ionic Polymer Matrix(TM)technology. L.A.M. intends to seek out corporate alliances and co-marketing partnerships where other drugs and topical products can be enhanced by L.A.M. IPM(TM)technology.

     On April 15, 2002, L.A.M. obtained approval from the U.S. Food and Drug Administration ("FDA") of its Section 510(k) pre-market notification of intent (number K020325) to market its proprietary L.A.M. IPM Wound Gel(TM). L.A.M. will commence marketing this product in June 2002.

      All of L.A.M's other products are in various stages of development and testing, and L.A.M. has not obtained FDA approval for any of these other products. As a result, to date L.A.M. has not generated any significant revenues from the sale of pharmaceutical products, and expects to incur losses until significant revenues are earned from marketing L.A.M. IPM Wound Gel(TM) or other products, expected to commence in the second half of 2002.

     L.A.M.   intends  to  seek  out  corporate   alliances   and   co-marketing
partnerships where other drugs and topical products can be enhanced by L.A.M. IPM(TM)technology.

      L.A.M.'s Head Office and Laboratory is located at 755 Center Street, Lewiston, New York. L.A.M.'s telephone number is (877) 526-7717 and its fax number is (716) 754-2043.

The Offering

      In order to provide an additional source of funding for L.A.M.'s current activities including the commercialization of its current and planned products, L.A.M. has entered into an equity line of credit agreement with Hockbury Limited.

     Under the equity line of credit agreement, Hockbury Limited has agreed to provide L.A.M. with up to $20,000,000 of funding prior to December 25, 2002. During this period, L.A.M. may request a drawdown under the equity line of credit by selling shares of its common stock to Hockbury Limited, and Hockbury Limited will be obligated to purchase the shares. The minimum amount L.A.M. can draw down at any one time is $100,000, and the maximum amount L.A.M. can draw down at any one time will be determined at the time of the drawdown request using a formula contained in the equity line of credit agreement. L.A.M. may request a drawdown once every 27 trading days, although L.A.M. is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, L.A.M. will calculate the amount of shares it will sell to Hockbury Limited and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of L.A.M.'s common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%. L.A.M. will receive the purchase price less a placement agent fee payable to GKN Securities equal to 7% of the aggregate purchase price. Hockbury Limited may then resell all or a portion of these shares using this prospectus. GKN Securities is the placement agent which introduced Hockbury Limited to L.A.M. and is a registered broker-dealer.

      For more details on the maximum drawdown amount, the calculation of the purchase price and the number of shares L.A.M. will sell, see "Equity Line of Credit Agreement" beginning on page ___ of this prospectus.

      L.A.M. is registering the shares of common stock issuable to Hockbury Limited under the equity line of credit, the 482,893 shares underlying the warrants that L.A.M. granted to Hockbury Limited, and the 455,580 shares underlying the warrants that L.A.M. granted GKN Securities. Warrants to purchase 209,500 shares were subsequently assigned to four employees of GKN Securities. These shares may be offered for sale from time to time by means of this prospectus by or for the accounts of Hockbury Limited, GKN Securities and the four other warrant holders. L.A.M. will prepare and file amendments and supplements to this prospectus as may be necessary in order to keep this prospectus effective as long as the selling shareholders hold shares of L.A.M.'s common stock or until these shares can be sold under an appropriate exemption from registration. L.A.M. has agreed to bear the expenses of registering the shares, including Hockbury Limited's legal fees of $25,000, but not the expenses associated with selling the shares, such as broker discounts and commissions.

      As of May 15, 2002, L.A.M. had 24,896,097 shares of common stock issued and outstanding. The number of outstanding shares does not give effect to shares which may be issued pursuant to the equity-line of credit or upon the exercise and/or conversion of options, warrants or convertible notes. See "Comparative Share Data".

     L.A.M. will not receive any proceeds from the sale of the shares by selling shareholders. However, L.A.M. will receive proceeds from any sale of common stock to Hockbury Limited under the equity line of credit agreement and upon the exercise of warrants held by Hockbury Limited, GKN Securities and the four other warrant holders when, and if, they pay the exercise price in cash. L.A.M. expects to use substantially all the net proceeds for general and administrative expenses, research, clinical trials and sales and marketing.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, and the need for additional capital. See the "Risk Factors" section of this prospectus for additional Risk Factors.

Summary Financial Data

      The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operations."

Results of Operations:
Income Statement Data:

                            Three Months       Year Ended         Year Ended
                            Ended March 31,    December 31,       December 31,
                                2002              2001                2000
                            --------------     -----------        -----------

Sales                $              -- $              --  $               --
Licensing Revenue                   --           300,000                  --
Operating Expenses             501,919        (2,293,299)         (1,926,428)
Financial Accounting Expenses  973,379        (6,450,673)         (2,878,841)
Interest Income                     --            45,212              28,261
                  --------------------    --------------      --------------
Net Loss                   $(1,475,298)      $(8,398,760)        $(4,777,008)
                           ============      ============        ============
Balance Sheet Data:

                            March 31, 2002  December 31, 2001  December 31, 2000

Current Assets                 $733,287        $158,811            $2,101,706
Total Assets                  1,397,431         769,318             2,457,503
Current Liabilities             610,790         601,999             1,995,734
Total Liabilities               982,187       1,657,396             3,459,209
Working Capital (Deficiency)    122,497        (443,188)              105,972
Stockholders' Equity (Deficit)  415,244        (888,078)           (1,001,706)

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on L.A.M.'s beliefs as well as assumptions made by and information currently available to L.A.M. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors, which could cause actual results to differ materially, are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      The securities being offered hereby are highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of L.A.M.

Although L.A.M has received approval for L.A.M. IPM Wound Gel(TM) in April 2002, there is no guarantee that L.A.M. will receive regulatory approval for its other products. Failure to obtain regulatory approvals for its other products will prevent L.A.M. from marketing them and may significantly and adversely affect its future financial performance. The pre-clinical and clinical testing, manufacturing, and marketing of L.A.M.'s drug delivery systems is subject to extensive regulation by numerous governmental authorities in the United States and in other countries, including, but not limited to, the United States Food and Drug Administration. Among other requirements, FDA approval, including a review of the manufacturing processes and facilities used to produce drug delivery products, is required before these products may be marketed in the United States. Similarly, marketing approval by a foreign governmental authority is typically required before L.A.M.'s drug delivery systems may be marketed in a particular foreign country.

      With the exception of L.A.M. IPM Wound Gel(TM), L.A.M.'s other products have not been approved by the FDA or any foreign authority. L.A.M does not expect to be profitable until significant revenues are generated from marketing L.A.M. IPM Wound Gel(TM), expected to commence in the second half of 2002, or unless and until its drug delivery products now under development receive FDA or foreign regulatory approval and are commercialized successfully. In order to obtain FDA approval of a product L.A.M. must demonstrate to the satisfaction of the FDA that the product is safe and effective for its intended uses and that L.A.M. is capable of manufacturing the product with procedures that conform to the FDA's regulations, which must be followed at all times. The process of obtaining FDA approvals can be costly, time consuming, and subject to unanticipated delay. There can be no assurance that additional approvals will be granted to L.A.M. on a timely basis, or at all.

      In addition to delays in review and approval of pre-clinical and clinical testing, delays or rejection may also be encountered based upon changes in applicable law or regulatory policy during the period of product development and FDA regulatory review. Any failure to obtain, or any delay in obtaining FDA approvals would adversely affect the ability of L.A.M. to market its other products. Moreover, even if FDA approval is granted, any approval may include significant limitations on indicated uses for which a product could be marketed.

      Both before and after approval is obtained, a product and its manufacturer are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage, including the pre-clinical and clinical testing process, the approval process, or thereafter (including after approval), may result in adverse consequences, including the FDA's delay in approving or refusal to approve a product, withdrawal of an approved product from the market, and/or the imposition of criminal penalties against the manufacturer. In addition, later discovery of previously unknown problems relating to a marketed product may result in restrictions on such product or manufacturer including withdrawal of the product from the market. Also, new government requirements may be established that could delay or prevent regulatory approval of L.A.M.'s products under development.

If sales of L.A.M. IPM Wound Gel(TM) do not meet expectations, or cost estimates for clinical trials and research of L.A.M.'s other products are inaccurate, L.A.M. will require additional funding. L.A.M.'s estimates of the future sales of L.A.M. IPM Wound Gel(TM) may be substantially higher than the actual revenues from this product, and its estimates of the costs associated with future clinical trials and research may each be substantially lower than the actual costs of these activities. If L.A.M.'s revenue or cost estimates are incorrect, L.A.M. will need additional funding for its research efforts.

There can be no assurance that L.A.M. will achieve or maintain a competitive position or that other technological developments will not cause L.A.M.'s proprietary technologies to become uneconomical or obsolete. The biomedical field in which L.A.M. is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents and products will depend on L.A.M.'s ability to be in the technological forefront of this field. There can be no assurance that L.A.M. will achieve or maintain a competitive position or that other technological developments will not cause L.A.M.'s proprietary technologies to become uneconomical or obsolete.

L.A.M.'s patents might not protect L.A.M.'s technology from competitors. Certain aspects of L.A.M.'s technologies are covered by U.S. patents. In addition, L.A.M. has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford L.A.M. Disputes may arise between L.A.M. and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that L.A.M. will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to L.A.M. The scope and validity of such patents, if any, are presently unknown. Also, as far as L.A.M. relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

L.A.M. has a history of losses and may never be profitable. L.A.M. has never earned a profit. As of March 31, 2002 L.A.M.'s accumulated deficit was approximately $(19,690,000). L.A.M. expects to incur additional losses during the forseeable future. No assurance can be given that the launch of L.A.M. IPM Wound Gel(TM)will be successful, or that L.A.M.'s other product development efforts will be completed, that regulatory approvals will be obtained, that they will be manufactured and marketed successfully, or that L.A.M. will ever earn a profit.

If L.A.M. cannot obtain additional capital, L.A.M. may have to delay or postpone development and research expenditures which may influence L.A.M.'s ability to produce a timely and competitive product.

      This offering is being made on behalf of certain selling shareholders. L.A.M. will not receive any proceeds from the sale of the shares offered by the selling shareholders. Although the equity line of credit from Hockbury Limited is a potential source of funding, a decline in the trading volume or price of L.A.M's common stock may reduce the amount L.A.M. may be able to obtain under the equity line of credit. In addition, the equity line of credit agreement limits L.A.M.'s ability to raise capital by selling its securities to third parties at a discount to the market price during the term of the equity line of credit. Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly. The different steps necessary to obtain regulatory approval, especially that of the FDA, involve significant costs. Accordingly, L.A.M. will need additional capital in order to fund the costs of future clinical trials, related research, and general and administrative expenses. L.A.M. may be forced to delay or postpone development and research expenditures if L.A.M. is unable to secure adequate sources of funds. These delays in development would have an adverse effect on L.A.M.'s ability to produce timely and competitive products. There can be no assurance that L.A.M. will be able to obtain the funding which it will require.

L.A.M. may sell shares of its common stock in the future, including shares issued pursuant to the equity line of credit, and these sales may dilute the interests of other security holders and depress the price of L.A.M.'s common stock.

      As of May 15, 2002, L.A.M had 24,896,097 outstanding shares of common stock. As of May 15, 2002, there were outstanding options, warrants and convertible notes which would allow the holders of these securities to purchase approximately 13,802,323 additional shares of L.A.M.'s common stock. Additional shares of common stock, which may be sold by means of this prospectus, are issuable under the equity line of credit and upon the exercise of warrants held by Hockbury Limited and GKN Securities. L.A.M. may also issue additional shares for various reasons and may grant additional stock options to its employees, officers, directors and third parties. See " Comparative Share Data".

      The issuance or even the potential issuance of shares under the equity line of credit, in connection with any other financing, and upon exercise of warrants, options or the conversion of promissory notes will have a dilutive impact on other stockholders and could have a negative effect on the market price of L.A.M.'s common stock. In addition, the shares issuable to Hockbury Limited under the equity line of credit will be issued at a discount to the daily volume weighted average prices of L.A.M.'s common stock during the 22 trading days prior to issuance.

      As L.A.M. sells shares of its common stock to Hockbury Limited under the equity line of credit, and Hockbury Limited sells the common stock to third parties, the price of L.A.M.'s common stock may decrease due to the additional shares in the market. If L.A.M. decides to draw down on the equity line of credit as the price of its common stock decreases, L.A.M. will be required to issue more shares of its common stock for any given dollar amount invested by Hockbury Limited, subject to the minimum selling price specified by L.A.M. The more shares that are issued under the equity line of credit, the more L.A.M.'s then outstanding shares will be diluted and the more L.A.M.'s stock price may decrease. Any decline in the price of L.A.M.'s common stock may encourage short sales, which could place further downward pressure on the price of L.A.M.'s common stock.

There is, at present, only a limited market for L.A.M.'s common stock and there is no assurance that this market will continue.

      L.A.M.'s common stock is traded on the OTC Bulletin Board. Trades of L.A.M.'s common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for L.A.M.'s common stock. As a result of these rules, investors may find it difficult to sell their shares.

                             COMPARATIVE SHARE DATA

      As of May 15, 2002, L.A.M. had 24,896,097 outstanding shares of common stock. The following table illustrates the comparative stock ownership of the present shareholders of L.A.M., as compared to the investors in this offering, assuming all shares offered by the selling shareholders are sold.

                                                           Number of
                                                            Shares

Shares outstanding as of May 15, 2002                    24,896,097

Shares offered by selling shareholders:
      Hockbury Limited-Equity Line of Credit       Not known at this time
      Hockbury Limited-Warrants                             482,893
      GKN Securities-Warrants                               455,580

      The number of shares outstanding as of May 15, 2002 excludes shares which may be issued upon the exercise and/or conversion of other options, warrants and convertible notes issued by L.A.M. See the table below for further information.

      The issuance of additional shares and the eligibility of issued shares for resale will dilute L.A.M.'s common stock and may lower the price of L.A.M.'s common stock. Investors in this offering will suffer immediate dilution since the price paid for the securities offered will likely be more then the net tangible book value of L.A.M.'s common stock. Net tangible book value is calculated by dividing L.A.M.'s total assets, less intangible assets and liabilities, and dividing it by the number of outstanding shares of common stock.

      The actual dilution to investors in this offering will depend on the price paid for the shares and the actual prices at which L.A.M. sells shares to Hockbury Limited under the equity line of credit agreement.

Other Shares Which May Be Issued:
--------------------------------

      The following table lists additional shares of L.A.M.'s common stock which may be issued as the result of the exercise of outstanding options, warrants or convertible notes:

                                                    Number of         Note
                                                     Shares         Reference

   Shares issuable upon exercise of options
   and warrants granted to L.A.M.'s officers,      12,863,850           A
   directors, employees, private investors, and financial consultants.

A. Options and warrants are exercisable at prices between $0.58 and $7.50 per share and expire between August 2002 and June 2011.

      A total of 9,943,850 shares issuable upon the exercise of options and warrants, and which are referred to in Note A, have been registered for public sale by means of registration statements filed with the Securities and Exchange Commission.

                            Market for Common STOCK.

      As of May 15, 2002, there were 159 record owners of L.A.M.'s common stock. L.A.M.'s common stock is traded on the OTC Bulletin Board under the symbol "LAMP". Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. L.A.M.'s common stock began trading in August 1999.

            Quarter Ending              High           Low

                9/30/99                $ 1.38          $0.60
               12/31/99                $ 4.00          $0.88

                3/31/00                $10.00          $4.00
                6/30/00                $ 9.25          $4.75
               12/31/00                 $4.75          $2.62

                3/31/01                 $6.06          $1.72
                6/30/01                 $2.75          $0.75
                9/30/01                 $0.95          $0.58
               12/31/01                 $0.76          $0.51

                3/31/02                 $0.99          $0.46

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors and, in the event of liquidation, to share pro rata in any distribution of L.A.M.'s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. L.A.M. has not paid any dividends does not have any current plans to pay any dividends.

                                 USE OF PROCEEDS

      L.A.M. will not receive any proceeds from the sale of the shares by Hockbury Limited, GKN Securities or the four other warrant holders. However, L.A.M. will receive proceeds from any sale of common stock to Hockbury Limited under the equity line of credit agreement described in this prospectus and upon the exercise of the warrants held by Hockbury Limited, GKN Securities or the four other warrant holders when, and if, they exercise the warrants for cash.

      L.A.M. expects to use substantially all the net proceeds for research and clinical trials, marketing, and general and administrative expenses. The amounts L.A.M. actually uses for working capital and other purposes may vary significantly and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of L.A.M.'s future revenues and other factors described under "Risk Factors." Accordingly, L.A.M.'s management will retain broad discretion in the allocation of the net proceeds. Pending these uses, the net proceeds of this offering will be invested in short-term, interest-bearing, investment-grade securities or guaranteed obligations of the U.S. government.

                      Management's discussion and Analysis
                             AND plan of operationS

      The following sets forth certain financial data with respect to L.A.M. and is qualified in its entirety by reference to the more detailed financial statements and notes included elsewhere in this prospectus.

Summary Financial Data

      With the exception of L.A.M. IPM Wound Gel(TM), all of L.A.M.'s other products are in the development stage and L.A.M. has not generated any revenues from the sale of any pharmaceutical products. Revenues since its inception represent payments received from Ixora Biomedical Company Inc. (Ixora) under research and development cost reimbursement agreements and interest income on invested cash balances. See "Business" for further information concerning L.A.M.'s agreement with Ixora.

Results of Operations:
Income Statement Data:

                            Three Months       Year Ended         Year Ended
                            Ended March 31,    December 31,       December 31,
                                2002              2001                2000
                            --------------     -----------        -----------

Sales                $              -- $              --  $               --
Licensing Revenue                   --           300,000                  --
Operating Expenses             501,919        (2,293,299)         (1,926,428)
Financial Accounting Expenses  973,379        (6,450,673)         (2,878,841)
Interest Income                     --            45,212              28,261
                  --------------------    --------------      --------------
Net Loss                   $(1,475,298)      $(8,398,760)        $(4,777,008)
                           ============      ============        ============
Balance Sheet Data:

                            March 31, 2002  December 31, 2001  December 31, 2000

Current Assets                 $733,287        $158,811            $2,101,706
Total Assets                  1,397,431         769,318             2,457,503
Current Liabilities             610,790         601,999             1,995,734
Total Liabilities               982,187       1,657,396             3,459,209
Working Capital (Deficiency)    122,497        (443,188)              105,972
Stockholders' Equity (Deficit)  415,244        (888,078)           (1,001,706)

Results of Operations

Three months ended March 31, 2002 compared with three months ended March 31,
2001

Research and Development Expense

      Research and development expenses for the three months ended March 31, 2002 increased 127% to $151,000 from $66,000 for the three months ended March 31, 2001. The increase includes activity to obtain regulatory approval (now received) for L.A.M. IPM Wound Gel(TM) and scale up production of this product to commercial batch quantities. Costs associated with these activities tend to fluctuate from period to period depending on the status and timing of the individual projects in process.

Marketing and Business Development Expense

      Marketing and business development expense for the three months ended March 31, 2002 increased 417% to $162,000 from $31,000 for the three months ended March 31, 2001. The increase reflects the build up of marketing management and resources and promotional activity in preparation for the market launch of L.A.M. IPM Wound Gel(TM) in June 2002.

General and Administrative Expenses

      General and administrative expenses for the three months ended March 31, 2002 decreased 53% to $190,000 from $402,000 for the three months ended March 31, 2001. The decrease is partially due to costs incurred in 2001 to arrange the equity line of credit which did not recur in 2002. In addition, there was a reduction in legal, auditing and other expenditures in connection with regulatory filings with the Securities and Exchange Commission in the first quarter of 2002. Investor relations expense also decreased due to non-recurrence of the exceptional level of activity in the previous year. This was offset by costs attributable to the new laboratory facility and offices in Lewiston and additions to the senior management team, to prepare for the market launch of the L.A.M. IPM Wound Gel(TM) in June 2002.

      The primary components of general and administrative expenses for the three months ended March 31, 2002 and 2001 were as follows:

                                                 2002          2001
                                            ---------------------------

Officers' salaries                         $    56,000    $   30,000
Employee salaries and benefits                  51,439        16,758
Less: Salaries classified as
    Research & Development                     (15,750)      (18,000)
Investor Relations                              47,903        92,533
Commissions and other costs in
    connection with financings                       -        25,000
Financial banking and consulting                     -       147,000
Legal and auditing (including SEC filings)      47,048        74,939
Other expenses                                  29,115        34,104
                                            -----------   -----------
             Total                           $ 215,755     $ 402,334
                                            ===========   ===========

Interest Expense

      Interest expense for the three months ended March 31, 2002 decreased 83% to $11,000 from $61,000 for three months ended March 31, 2001 following the conversion or repayment of all remaining convertible debentures during 2001.

Share and Option Grants

      L.A.M. is required to recognize non-cash expenses which represent the deemed fair value of grants of stock options and of stock for services, calculated in accordance with US generally accepted accounting principles. These deemed non-cash costs, which are accounted for by correspondingly increasing the company's paid in capital, totaled $949,000 during the three months ended March 31, 2002. There were no such costs in the first quarter of 2001.

      The majority of these costs were attributable to options granted to a director for services performed, and to the repricing and extension of a number of existing options to compensate for the earlier fall in L.A.M.'s share price.

Warrants Issued on Equity Line of Credit

      The expense of $1,100,000 for the three months ended March 31, 2001 represents the fair value of the warrants issued to Hockbury Limited in connection with the equity line of credit and the warrants issued to GKN Securities as placement agent for the equity line.

Year Ended December 31, 2001 compared with Year Ended December 31, 2000

Licensing Revenue

      During the year ended December 31, 2001, licensing revenue of $300,000 was received from Ixora Biomedical Company Inc. ("Ixora") under the terms of their license agreement related to L.A.M.'s sexual dysfunction products.

Interest Expense

      Interest expense for the year ended December 31, 2001 decreased 20% to $233,000 from $292,000 for the year ended December 31, 2000 due to the conversion of all remaining debentures during 2001.

General and Administrative Expenses

      General and administrative expenses for the year ended December 31, 2001 increased 9% to $1,379,000 from $1,261,000 for the year ended December 31, 2000. The increase included costs attributable to increased investor relations activity; costs of regulatory filings in respect of past and present options, note conversions, share grants for services and quarterly and yearly filings as required by the Securities and Exchange Commission; and costs attributable to the new laboratory facility and offices in Lewiston and additions to the senior management team, to prepare for the launch of L.A.M.'s first commercial product, expected in mid-summer 2002. The net reduction in costs in connection with financings was due to there being no new convertible note financings during

2001. This reduction was partly offset by the costs in that year of arranging the equity line of credit.

      The primary components of general and administrative expenses for the years ended December 31, 2001 and 2000 were as follows:

                                            2001           2000
                                            ----           ----

Officers' salaries                      $  245,612   $   123,000
Employee salaries and benefits             123,113        89,935
Less: Salaries classified as
    Research & Development                 (96,000)      (81,000)
Investor Relations                         337,680       231,239
Commissions and other costs in
    connection with financings             138,863       381,300
Financial Banking and Consulting           197,333       238,894
Legal and Auditing (including SEC filings) 276,415     181,200
Insurance                                   38,745        11,004
Other Expenses                             117,030        85,398
                                     -------------   -----------
             Total                     $ 1,378,791   $ 1,260,970
                                       ===========   ===========

Marketing and Business Development Expense

      Marketing and business development expense for the year ended December 31, 2001 increased 260% to $202,000 from $56,000 for the year ended December 31, 2000. The increase is the result of the increasing activity in promoting L.A.M. and its products including preparing for L.A.M.'s first commercial product launch in mid-summer 2002.

Research and Development Expense

      Research and development expenses for the year ended December 31, 2001 increased 51% to $480,000 from $317,000 for the year ended December 31, 2000. The increase is primarily the result of increased clinical studies activity. Costs associated with these activities tend to fluctuate from period to period depending on the status and timing of the individual projects in process.

Share and Option Grants

      L.A.M. is required to recognize non-cash expenses which represent the deemed fair value of grants of stock options and of stock for services, calculated in accordance with US generally accepted accounting principles. These deemed non-cash costs, which are accounted for by correspondingly increasing the company's paid in capital, increased to $4,266,000 for the year ended December 31, 2001 compared with $448,000 for the year ended December 31, 2000. This increase included costs attributed to options and shares granted to consultants and directors for services performed and in recognition of their additional efforts now required to bring the company's first product to market; to options granted in connection with the related strengthening of the management team; to noteholders who converted their notes into common shares; and to other investors for their investment support.

      In addition, to compensate for the fall in L.A.M.'s share price during the year, a number of existing options were repriced or had their maturity dates extended. Costs attributed to these amended terms totaled $354,000 during 2001.

Conversion Premium

      During the years ended December 31, 2001 and 2000, conversion premiums of $1,057,844 and $2,395,093 respectively were charged to expense.

      The charge in 2001 represented the deemed fair value of the enhanced terms granted in August of that year to note holders who agreed to convert their outstanding notes during the year.

      The charge in 2000 related to the sale of convertible notes during that year, and represented the difference between the deemed fair value of L.A.M.'s common stock and the conversion price of the convertible notes sold.

      The conversion premiums did not require the use of cash.

Warrants Issued on Equity Line of Credit

      The expense of $1,100,000 for the year ended December 31, 2001 represents the fair value of the warrants issued to Hockbury Limited in connection with the equity line of credit and the warrants issued to GKN Securities as placement agent for the equity line.

Year Ended December 31, 2000 compared with Year Ended December 31, 1999

Interest Expense

      Interest expense increased 142% to $292,000 for the year ended December 31, 2000 from $121,000 for the year ended December 31, 1999. The increase is due to the sale of convertible notes between September 1999 and November 2000.

General and Administrative Expenses

      General and administrative expenses for the year ended December 31, 2000 increased 255% to $1,261,000 from $356,000 for the year ended December 31, 1999. The increase is primarily a result of sales commissions paid in connection with the sale of L.A.M.'s convertible notes, additional administrative personnel and increased legal expenses.

      The primary components of general and administrative expenses for the years ended December 31, 2000 and 1999 were as follows:

                                                  2000              1999
                                                  ----              ----

Officers' salaries                          $    123,000       $   50,000
Employee salaries and benefits                    89,935           16,336
Less: Salaries classified as
          Research & Development                 (81,000)              (0)
Investor Relations                               231,239           91,941
Commissions and other costs in
          Connection with financings             381,300           27,471
Financial Banking and Consulting                 238,894           42,876
Legal and Auditing (including SEC filings)       181,200          95,091
Insurance                                         11,004           11,178
Other Expenses                                    85,398           20,682
                                            ------------      -----------
             Total                           $ 1,260,970        $ 355,575
                                            ===========        =========

Marketing and Business Development Expense

      Marketing and business development expense for the year ended December 31, 2000 increased 132% to $56,000 from $24,000 for the year ended December 31, 1999. The increase is the result of the increasing activity in promoting L.A.M. and its products.

Research and Development Expense

      Research and development expenses for the year ended December 31, 2000 increased 71% to $317,000 from $185,000 for the year ended December 31, 1999. The increase is primarily due to the start of clinical trials in Toronto, Canada as well as deferred compensation paid to L.A.M.'s president. The clinical trials pertain to L.A.M.'s arthritic pain drug.

Conversion Premium

      During the years ended December 31, 2000 and 1999 conversion premiums of $2,395,093 and $1,252,000, respectively, relating to the sale of convertible notes were charged to expense. The conversion premium represents the difference between the fair value of L.A.M.'s common stock and the conversion price of the convertible notes sold during the year.

      The conversion premium did not require the use of cash.

Liquidity and Sources of Capital

Three Months Ended March 31, 2002

      L.A.M's primary source of liquidity was cash and cash equivalents which as of March 31, 2002 was approximately $268,000, compared with approximately $11,000 at December 31, 2001. Working capital (deficiency) improved from approximately $(443,000) as of December 31, 2001 to $122,000 as of March 31, 2002.

      L.A.M.'s operations used approximately $680,000 in cash during the three months ended March 31, 2002. This included a $191,000 increase in prepaid expenses connected with preparation for launch of L.A.M. IPM Wound Gel(TM), partly offset by smaller reductions in other receivable and inventory and a small increase in accounts payable and accrued expenses.

     During this period L.A.M. also spent $68,000 for patents, trademarks, and equipment purchases.

      Cash required during the three months ended March 31, 2002 came principally from proceeds from the exercise of stock options amounting to $913,000 and from the sale of shares under the equity line of credit agreement amounting to $92,000.

Year Ended December 31, 2001

      L.A.M.'s primary source of liquidity as of December 31, 2001 was cash and cash equivalents of $11,284. Working capital, exclusive of convertible debentures converted, decreased from approximately $1,775,000 as of December 31, 2000 to $(443,000) as of December 31, 2001.

      L.A.M.'s operations used approximately $1,713,000 in cash during the year ended December 31, 2001. This was offset by decreases in accounts receivable and inventory and an increase in accounts payable and accrued expenses in the amount of $258,000, which provided cash.

     During this period, L.A.M. also spent $282,000 for patents, trademarks, and equipment purchases.

     L.A.M. redeemed all of the remaining debentures during 2001, $108,500 of which was repaid in cash. In addition, during 2001, L.A.M. advanced $1,075,000 in short-term loans to an officer and director of L.A.M. The amounts borrowed by the officer and director were used to purchase shares of L.A.M.'s common stock in an effort to stabilize L.A.M.'s stock price in the face of extensive short selling. $435,000 of these advances were repaid during 2001.

      Cash required during the year ended December 31, 2001 came from the use of existing cash balances, the exercise of stock options amounting to $112,000 and proceeds from the sale of shares under the Equity Line of Credit Agreement amounting to $484,000.

      On January 24, 2001, L.A.M entered into an equity line of credit agreement with Hockbury Limited in order to establish a possible source of funding for the development of L.A.M.'s technology. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility.

      Under the equity line of credit agreement, Hockbury Limited has agreed to provide L.A.M. with up to $20,000,000 of funding during the 20-month period following the date of an effective registration statement. During this 20-month period, L.A.M. may request a drawdown under the equity line of credit by selling shares of its common stock to Hockbury Limited, and Hockbury Limited will be obligated to purchase the shares. L.A.M. may request a drawdown once every 27 trading days, although L.A.M. is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, L.A.M. will calculate the amount of shares it will sell to Hockbury Limited and the purchase price per share. The purchase price per share of common stock will based on the daily volume weighted average price of L.A.M.'s common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%. L.A.M. will receive the purchase price less a placement fee payable to GKN Securities equal to 7% of the aggregate purchase price. Hockbury Limited may then resell all or a portion of these shares in the public market. GKN Securities is the placement agent which introduced Hockbury Limited to L.A.M. and is a registered broker-dealer.

     The minimum amount L.A.M. can drawdown at any one time is $100,000. The maximum amount L.A.M. can drawdown at any one time is the lesser of $1,000,000 or the amount equal to:

o 4.5% of the weighted average price of L.A.M.'s common stock for the 60 calendar days prior to the date of the drawdown request.
o Multiplied by the total trading volume of L.A.M.'s common stock for the 60 calendar days prior to the date of the drawdown request.

     L.A.M. may request a drawdown by sending a drawdown notice to Hockbury Limited, stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which L.A.M. is willing to sell the shares. The minimum volume weighted average price will be set by L.A.M.'s President in his sole and absolute discretion.

     L.A.M. had issued 439,021 shares of common stock and received $483,636 in net proceeds as of December 31, 2001 under the equity line of credit agreement.

      Subsequent to December 31, 2001, L.A.M. raised additional equity of $1,017,725 through the exercise of their stock options. In connection with these option exercises, 1,755,000 new common shares were issued.

      Subsequent to December 31, 2001, L.A.M. raised a further $446,091, net of related commissions and costs, through a drawdown under the equity line of credit. In connection with this drawdown, 559,934 new common shares were issued.

Year Ended December 31, 2000

      L.A.M.'s operations and an increase in inventories used approximately $1,760,000 in cash during the year ended December 31, 2000. This was offset by a decrease in notes receivable and an increase in accounts payable and accrued expenses in the amount of $201,000, which provided cash.

     During this period, L.A.M. also spent $155,000 for patents, trademarks, and equipment purchases.

      Cash required during the year ended December 31, 2000 was generated through sales of convertible debentures amounting to $2,466,000 and the exercise of stock options amounting to $189,000.

Plan of Operation

During the twelve months ending December 31, 2002 L.A.M. will:

o    Commence marketing L.A.M. IPM Wound Gel(TM)on June 3, 2002.

o Continue its program to develop and commercialize other products based on its wound healing technology

o Continue supporting the next phase of Ixora's program to commercialize L.A.M.'s sexual dysfunction products

o Continue to develop its motion sickness patch systems in cooperation with major multinational partners

o Continue testing L.A.M.'s skin care products with a view to licensing L.A.M. Ionic Polymer Matrix(TM) technology to third parties for use in products which will be classified as cosmetics or OTC drugs.

o Continue to seek and develop strategic relationships with companies interested in using the L.A.M. Ionic Polymer Matrix(TM) technology in conjunction with existing and future ethical, OTC and cosmetic products.

     During this twelve-month period, L.A.M. anticipates hiring up to four additional technical and marketing employees.

      During this period, L.A.M. expects that it will spend between $300,000 and $400,000 on research, development, and clinical studies relating to the L.A.M. Ionic Polymer Matrix(TM) technology, and $600,000 to $800,000 on marketing and business development, in particular in respect of the market launch of L.A.M. IPM Wound Gel(TM). L.A.M. plans to use its existing financial resources as well as the proceeds from the sale of its common stock under the equity line of credit agreement with Hockbury Limited to fund its capital requirements during this period. It should be noted that substantial funds may be needed for more extensive research and clinical studies before L.A.M. will be able to sell other products on a commercial basis.

      Other than funding requirements in respect of the market launch of L.A.M. IPM Wound Gel(TM), for its research and development activities in respect of its L.A.M. Ionic Polymer Matrix(TM) technology and for general operating losses, L.A.M. does not have any material capital commitments.

      Due to the previous lack of any significant revenues, to date L.A.M. has relied upon proceeds realized from the public and private sale of its common stock and convertible debentures to meet its funding requirements. Funds raised by L.A.M. have been expended primarily in connection with research, development, clinical studies and administrative costs. Until significant revenues commence from commercial sale of its products, commencing with L.A.M. IPM Wound Gel(TM) in the second half of 2002, L.A.M. will require to fund its operations through the sale of securities, debt financing or other arrangements. However, there can be no assurance that such financing will be available or be available on favorable terms.

                                    BUSINESS

     L.A.M. Pharmaceutical, Corp. was incorporated in Delaware in July 1998. In September 1998, L.A.M. acquired all of the issued and outstanding shares of LAM Pharmaceuticals LLC for 6,000,000 shares of L.A.M.'s common stock. LAM
Pharmaceuticals LLC was organized in Florida in 1994 (initially as a partnership) to commercialize a new drug delivery system which offers patients, among other benefits, safer and more effective treatment for a number of serious diseases. Unless otherwise indicated, all references to L.A.M. include LAM Pharmaceuticals LLC.

     L.A.M. is the owner of a proprietary wound healing and transdermal drug delivery technology that involves the use of an original Ionic Polymer Matrix (L.A.M. IPM(TM)) for the purpose of delivering, enhancing and sustaining the action of certain established therapeutic agents.

      The L.A.M. IPM(TM) technology combines in a matrix, in a novel manner, those drugs that are well established and generally regarded by the public, the regulatory authorities and pharmaceutical industry as safe. When combined with the active drug ingredient, the L.A.M. Ionic Polymer Matrix(TM) technology allows the delivery of greater amounts of drug to the target area than is otherwise possible. The L.A.M. Ionic Polymer Matrix(TM) technology therefore offers potential benefits by providing faster and more prolonged therapeutic activity, less intrusive and less painful methods of delivery and a faster onset of therapeutic activity.

     L.A.M.'s corporate objective is to develop, market and license wound healing and transdermally delivered drugs, both prescription and over-the-counter, using the patented L.A.M. Ionic Polymer Matrix(TM)technology. L.A.M. intends to seek out corporate alliances and co-marketing partnerships where other drugs and topical products can be enhanced by L.A.M. IPM(TM)technology.

     On April 15, 2002, L.A.M. obtained approval from the U.S. Food and Drug Administration ("FDA") of its Section 510(k) pre-market notification of intent (number K020325) to market its proprietary L.A.M. IPM Wound Gel(TM). L.A.M. will commence marketing this product in June 2002.

      All of L.A.M's other products are in various stages of development and testing, and L.A.M. has not obtained FDA approval for any of these other products. As a result, to date L.A.M. has not generated any significant revenues from the sale of pharmaceutical products, and expects to incur losses until significant revenues are earned from marketing L.A.M. IPM Wound Gel(TM) or other products, expected to commence in the second half of 2002.

     L.A.M.   intends  to  seek  out  corporate   alliances   and   co-marketing
partnerships where other drugs and topical products can be enhanced by L.A.M. IPM(TM)technology.

      In order to fully understand and appreciate the significance and effectiveness of L.A.M.'s drug delivery technology it is important to understand how various drug-based formulations are applied to the skin and the ways that substances applied to the skin are absorbed by the skin and other structures of the body.

      For many years, lotions, creams, suspensions and solutions of various natural (herbal) and therapeutic (drug) substances have been applied to the skin. When it comes to treating pain, sexual dysfunction and other disease states which emanate from structures of the body below the skin, topical therapy is not effective unless the therapeutic agent can penetrate the outer layer of the skin (stratum corneum) which acts as a protective barrier. This layer consists of numerous dead cells and cells in transition, which collectively form an effective barrier to penetration of substances, such as bacteria, in the air or in water. Thus the stratum corneum plays an important role in protecting the body from invasion by harmful substances.

      It is this same protective role which has posed a major challenge over the years regarding devising a mechanism that can effectively penetrate the stratum corneum for the purpose of delivering therapeutic substances to structures deep within the body.

      In 1994, L.A.M.'s scientists discovered that certain molecules called polymers were found to possess strong electrical charges which, when combined with other polymers of a specific electrical charge, are able to effectively penetrate the outer layers of the skin. In addition, these molecules are able to attach or surround other molecules such as therapeutic drug molecules and carry them within a matrix through the outer layers of the skin into the deeper structures below. L.A.M.'s scientists recognized that these discoveries would be of great significance to the delivery of therapeutic agents. This phenomenon, which is the basis for the L.A.M. Ionic Polymer Matrix(TM) (L.A.M. IPM(TM)) delivery system, is covered by ten U.S. patents which are owned by L.A.M.

      The L.A.M. Ionic Polymer Matrix(TM) technology combines in a matrix, in a novel manner, those drugs that are well established and generally regarded by the public, the regulatory authorities and pharmaceutical industry as safe. When combined with the active drug ingredient, the L.A.M. Ionic Polymer Matrix(TM) technology allows the delivery of greater amounts of drug to the target area than is otherwise possible. The L.A.M. Ionic Polymer Matrix(TM) technology therefore offers potential benefits by providing faster and more prolonged therapeutic activity, less intrusive and less painful methods of delivery and faster onset of therapeutic activity.

      L.A.M.'s products are regulated in the United States by the FDA. L.A.M's first product, L.A.M. IPM Wound Gel(TM) falls into the hydrogel and burn dressing group as defined by the FDA, and is therefore considered a Class I device (pursuant to FDA ruling of November 4, 1999). Class I devices are subject to "general controls". This is the lowest level of FDA control that focuses on basic factors such as quality regulation.

      L.A.M. is of the opinion that other products which it is developing will be classified as cosmetics, OTC drugs, or new drugs. Products classified as cosmetics or OTC drugs may be marketed without FDA approval. New drugs that are not cosmetics and that are not considered an OTC drug must be approved by the FDA prior to marketing in the United States. Before human testing can begin with respect to a new drug in the United States preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      L.A.M. believes that its L.A.M. IPM(TM) technology, when used with prescription drugs, will be regulated as an unapproved new drug and will require approval by the FDA. Conversely, L.A.M.'s IPM technology, when used with a cosmetic or an OTC drug, could be marketed without FDA approval.

      Production scale up and manufacture of L.A.M. IPM Wound Gel(TM) has been contracted to an independent FDA approved manufacturer. The first production batch of L.A.M. IPM Wound Gel(TM) was produced in April 2002.

      L.A.M. has developed a comprehensive marketing strategy for L.A.M. IPM Wound Gel(TM) that covers direct sales to wound healing centers and other specialized medical practices, Internet sales, sales through contract sales organizations and licensing.

      L.A.M. is also evaluating a limited number of IPM/drug formulations that have shown promise during preliminary clinical investigation. L.A.M.'s preferred course for these formulations is to negotiate licensing agreements and/or joint ventures with larger pharmaceutical companies which have the financial resources to fund the research and/or clinical trials necessary to complete the development of L.A.M.'s products.

      If the results of the clinical trials involving these formulations are promising, L.A.M. may then be in a position to negotiate licenses which would generate sufficient revenue so as to allow L.A.M. to exploit the L.A.M. IPM(TM) technology using a variety of other drugs. It should be emphasized that a number of risks may be associated with this approach. While preliminary results have been promising, there is no certainty that the efficacy of the IPM/drug formulations currently being tested will be borne out in subsequent clinical trials. In addition, more clinical studies may be requested by a potential licensee before it is willing to enter into an agreement.

      L.A.M.'s objective is to raise sufficient capital to enable it to sustain ongoing research, marketing and administrative overhead as well as to enable it to undertake the work necessary to obtain FDA approval for new products, if required, and to license the products to third parties.

      The longer L.A.M. is able to fund development and the clinical trials for its products and thereby establish their efficacy, the greater their value will be to a potential licensee given the reduced risk of failure. Consequently, the longer L.A.M. retains sole ownership of the products the greater will be its bargaining position with prospective licensees and strategic alliance partners. Indeed, the industry places incrementally larger different values on drugs as they progress through the clinical trials required by the FDA.

     L.A.M. plans to market its products in any country where a suitable market exists and which has approved L.A.M.'s products for sale.

     At the present time L.A.M. is focusing its efforts on the following projects:

WOUND HEALING

      In mid-April 2002, L.A.M.'s 510(k) Pre-Marketing Notification submission (K020325) to the FDA for L.A.M. IPM Wound Gel(TM) was approved. This approval gives the Company the ability to market L.A.M. IPM Wound Gel(TM) as a Class 1 OTC device, while also acting as a platform to enable the Company to market the product internationally.

      L.A.M. IPM Wound Gel(TM) is designed to deliver high concentrations of sodium Hyaluronate to an ulcer bed, providing an optimal environment for wound healing. L.A.M. IPM Wound Gel(TM) takes full advantage of the proprietary L.A.M. Ionic Polymer Matrix(TM) technology to saturate an ulcer bed with the L.A.M. IPM(TM) active ingredient, hyaluronic acid, a highly purified derivative of sodium Hyaluronate, derived from avian sources.

      QST Consultations Ltd., an independent consulting firm based in Allendale, Michigan, reported very positive results of L.A.M.'s clinical trials in the treatment of hard to heal skin ulcers. By the end of the study, 47 of the 53 ulcers (89%) reported in the study, had healed within twenty-five weeks of applying L.A.M. IPM Wound Gel(TM). The mean time to healing was 12 weeks and the median time was 8.2 weeks.

     Because of poor circulation, diabetics are prone to the development of severe and hard to treat ulcers in the extremities, particularly in the area of the lower legs. Based on review of the data, L.A.M. has contracted DPT Laboratories in San Antonio, Texas to initially produce commercial quantity batches of L.A.M. IPM Wound Gel(TM). L.A.M. is expected to accelerate its wound-healing product for the purpose of slow healing diabetic ulcers, which have not responded to previous treatment.

      As a derivative of L.A.M. IPM Wound Gel(TM), L.A.M. is also developing a wound healing matrix designed to be used on incisions following surgical procedures. One of the most common post-surgical complications is the development of scar tissue, in tissue sutured or stapled following surgery. Adhesions often form and result in a painful condition, which sometimes requires surgical treatment. The availability of a product which could reduce such complications will reduce the cost of post-operative care significantly. L.A.M. believes its wound healing matrix has potential as an effective post-operative treatment for the prevention of adhesions and scar tissue following surgery.

SEXUAL DYSFUNCTION

Female sexual dysfunction matrix

      L.A.M.'s Personal Female Lubricant (Sexual Dysfunction) Matrix is a highly viscoelastic (lubricating) liquid incorporating proprietary L.A.M. IPM(TM) technology. The matrix provides enhanced lubrication while Vitamin B3 (Niacin), encapsulated in the technology, stimulates the tissues of the female genitalia. Vitamin B3 has long been associated with a process known as "flushing", whereby the blood supply in the stimulated area is increased.

      The L.A.M. IPM(TM) - Personal Female Lubricant (Sexual Dysfunction) Matrix is designed primarily to address the problems of mature women who often experience post-menopausal problems that may inhibit their intimate relationships. Specifically, the matrix acts to either eliminate or at least substantially minimize post-menopausal symptoms including vaginal dryness, pain during intercourse and absence of feeling or sensation.

      L.A.M. IPM(TM) - Personal Female Lubricant (Sexual Dysfunction) Matrix is not classified as a drug. The product uses substances which have been approved by the regulatory authorities for many applications. Vitamin B3, for example, forms a part of B Complex taken orally as a daily supplement by millions of people worldwide. The phenomenon of flushing is not only harmless, but has been declared by several regulatory authorities as beneficial. Consequently, L.A.M. believes that FDA approvals are not required for this product. L.A.M. will ensure, however, that the matrix is manufactured to Good Manufacturing Standards and that the product is safe and performs to its specifications.

Male Sexual Dysfunction Gel

      L.A.M. will continue to study the combination of Alprostadil and the L.A.M. IPM(TM) technology. L.A.M.'s technology has been successfully used to develop a topical gel which, when applied to the genitals, provides a safe and effective treatment for male impotency, a problem affecting 140 million men worldwide. The gel is applied easily and without discomfort to the outside skin of the male genitals a few minutes before sexual intercourse. The side-effects experienced with tablets or intra-urethral treatments are minimized and are of a minor and infrequent nature. L.A.M.'s IPM matrix utilizes an established agent which has been approved for over 15 years.

      L.A.M.'s gel offers several major advantages over current treatments (Viagra, Muse, etc.). The gel is applied directly to the outside skin of the male genitals. Thus pain associated with invasive therapy is eliminated. Furthermore, side-effects associated with tablets (drug interactions) are reduced to a very low incidence and are very mild when they infrequently occur. Sexual activity can commence almost immediately after application of the gel (within 2 to 3 minutes).

Licensing of Sexual Dysfunction Products

     In December 1997, L.A.M. granted an exclusive worldwide license to Ixora Bio-Medical Co. ("Ixora") for the marketing, sale and distribution of certain of its transdermal drugs for the treatment of male and female sexual dysfunction. L.A.M. has received licensing payments of $500,000 from Ixora. Ixora is required to reimburse L.A.M. for all costs of clinical studies and related research required by the FDA or other government agencies as well as patent procurement and maintenance costs, provided however that after January 1, 2000 Ixora is not, without its consent, obligated to reimburse L.A.M. for costs in excess of $10,000 per quarter. L.A.M. will receive the following royalties on sales by
Ixora:

o 9% of all Net Sales of licensed products approved by the FDA and for which the patent rights have not expired.

o 6.5% of all Net Sales of all licensed products which did not require FDA approval and for which the patent rights have not expired.

o 4.5% of all Net Sales of all licensed products for which the patent rights have expired or have been held to be invalid.

         For purposes of the license agreement the term "Net Sales" means gross sales less advertising/promotion expenses not exceeding 8% of gross sales and sales taxes.

     In January 1998, L.A.M. acquired a 45% interest in Ixora for $207,360. As a result of subsequent sales by Ixora of its common stock to other persons, L.A.M., as of May 15, 2002, owned 18% of Ixora's common stock.

EXTREME DRY SKIN

      L.A.M.'s IPM matrix spreads easily over large areas of skin, making it ideal for use as a cosmetic in various applications to the skin. Cosmetics are a multi-billion dollar a year industry that do not require approval before marketing, although cosmetics must be safe, contain appropriate cosmetic ingredients and be labeled properly. Various uses for L.A.M.'s product include controlling body odors, relief of dryness, and for moisturization. For example, the IPM matrix could be used as a lubricant, to replenish moisture and general skin conditioning, particularly because it is non-staining and non-irritating. When used with a fragrance, it could control odor. When combined with certain over-the-counter (OTC) drugs, L.A.M.'s IPM-drug matrix could be marketed as a cosmetic.

      Certain products marketed in the United States are considered cosmetics and OTC drugs because they make cosmetic claims as well as therapeutic claims and are intended to treat or prevent disease. Examples of such products include, but are not limited to, anti-dandruff shampoos; sunscreens; make-ups, moisturizers and skin care products that bear sunscreen, skin protectant or acne claims; products that make breath-freshening or whitening claims; antiperspirants that bear deodorant claims; and anti-microbial soaps. These products must comply with the FDA requirements for both cosmetics and OTC drugs.

      As a cosmeceutical, a combination of an OTC drug and a cosmetic product, the IPM matrix can be used for a variety of topical and other uses. These include use with certain antibiotic first aid products, antifungal drugs, dandruff, dermatitis and psoriasis control products, external analgesics, skin protectant-type products, such as for poison ivy and fever blisters and cold sores, first aid antiseptics, and anorectal products. Preliminary skin care trials have been successfully completed on approximately twenty patients in the Redding, California area by a cutaneous surgeon and dermatologist. Since L.A.M. is of the opinion that its skin care products will be classified as a cosmetic or an OTC drug, these skin care trials are being conducted without FDA approval.

MOTION SICKNESS

      L.A.M. has signed a product development and licensing agreement with a Canadian subsidiary of a U.S. based multinational pharmaceutical corporation to develop and market a motion sickness patch that will incorporate their version of dimenhydrinate with L.A.M.'s patented L.A.M. Ionic Polymer Matrix(TM) technology. Delivering the drug using L.A.M IPM(TM) technology is expected to achieve controlled release of the drug over a 24-hour period, thus providing the patch wearer with the maximum protection against motion sickness. Using the L.A.M. IPM(TM) transdermal method also requires substantially smaller amount of the drug per dose than if the same drug were taken orally. As a result, persons using the patch experience little or no drowsiness.

      Working with its partner, L.A.M. believes this project will result in a product that is substantially superior to the original offering. Preliminary results have shown a faster onset, prolonged therapeutic effect, and minimal unpleasant side effects all with a reduced dosage as compared to the original oral application. Key meetings have taken place in the partner's sister company in Milan, Italy in November 2001 to discuss the design of the commercial version of the motion sickness patch.

     L.A.M. and its partner have agreed to work jointly toward the full approval of the motion sickness patch by the Canadian Therapeutic Products Directorate. As a first step in this process, L.A.M. will conduct bioavailability and product safety trials, expected to commence in the second half of 2002.

GOVERNMENT REGULATION

      L.A.M.'s drug and cosmetic products are regulated in the United States under the Federal Food, Drug and Cosmetic Act (FD&C Act), the Public Health Service Act, and the laws of certain states. The FDA exercises significant regulatory control over drugs manufactured and/or sold in the United States, including those that are unapproved.

      Federal laws such as the FD&C Act cover the testing, manufacture, distribution, marketing, labeling, advertising (for prescription drugs), of all new drugs. Drug registration and listing requirements also exist.

     L.A.M. is of the opinion that the products being developed by L.A.M. will be subject to one or more of the following FDA classifications:

Cosmetics

      Cosmetics are generally the least regulated by the FDA compared to other products subject to the FD&C Act. The legal distinction between cosmetics and drugs is typically based on the intended use of the product, which is normally discerned from its label or labeling. Cosmetic products are those intended for "cleansing, beautifying, promoting attractiveness, or altering appearance" whereas drugs are those intended for "diagnosis, cure, mitigation, treatment, or prevention of disease", or that "affect the structure or any function of the body".

      A claim suggesting that a product affects the body in some "physiological" way usually renders the product a drug - even if the effect is temporary. A claim that the product penetrates and affects layers beneath the skin's surface most likely would be viewed by the FDA as a drug claim. However, claims that a product affects appearance through a "physical" effect are generally considered cosmetic claims. The FDA's rationale for this distinction is that a claim of a physiological effect is a claim that the product "affects" the structure or function of the body, which is one element of the statutory definition of a drug. A claim indicating that a product's effects are on the surface of the skin can be a cosmetic claim.

      Although cosmetics may be marketed without FDA approval, in order to be marketed lawfully as a cosmetic, the product must be properly labeled and each ingredient and each finished cosmetic product must be adequately substantiated for safety prior to marketing.

      Products which are not cosmetics, and which are marketed in the United States, must either comply with specified OTC drug regulations (monographs) or be specifically approved through the New Drug Application (NDA) or biologic licensure process.

OTC Drugs

      OTC drugs generally are defined as those drug products that can be used safely and effectively by the general public without seeking treatment by a physician or other health care professional. Thus, they do not require a prescription by a health care professional and are available at retail establishments. An OTC drug may be marketed without FDA approval if it conforms to a particular product monograph as described below and otherwise meets the requirements of the FD&C Act.

      OTC monographs list active ingredients, their dosage levels, and uses (claims) for which OTC drug products are considered generally recognized as safe and effective for specific use and are not misbranded. If a particular level of an active ingredient and claim are allowed by a monograph, then a manufacturer may market a product containing that ingredient and bearing that claim without specific FDA approval, subject to compliance with other requirements of the monographs and FD&C Act, including drug registration and listing obligations. Aspirin is a common drug allowed by a monograph.

      If a drug product does not conform to a particular OTC monograph, then typically a New Drug Application must be reviewed and approved by the FDA prior to marketing. Unlike prescription drugs, OTC drugs must bear adequate directions for safe and effective use and warnings against misuse.

New Drug Applications and Biologic License Applications

      New drugs and products that are not cosmetics or devices and that are not covered by an OTC monograph must be approved by the FDA prior to marketing in the United States. Pre-clinical testing programs on animals, followed by three phases of clinical testing on humans, are typically required by the FDA in order to establish product safety and efficacy. L.A.M. believes that its L.A.M. IPM(TM) technology, when used with approved or unapproved prescription drugs or biologics, will be regulated as an unapproved new drug or unapproved biologic and will require approval by the FDA.

      It is also possible that the L.A.M. IPM(TM) technology may be regulated as a combination drug and medical device, in which case it would be subject both to medical device and drug regulation.

      Medical device regulation is based on classification of the device into three classes, I, II, or III. Class III medical devices are regulated much like drugs, whereas Class I and II devices are subject to abbreviated clearance procedures. It is also possible that the use of the L.A.M. IPM(TM) technology with a monographed OTC drug could render the product an unapproved new drug, which would mean that the product is subject to new drug application approval requirements before marketing.

      The FDA may choose to regulate certain uses of the L.A.M. IPM(TM) technology as a medical device if it determines that the mechanism by which the L.A.M. IPM(TM) technology exerts its effects meets the definitional requirements of a medical device. A medical device is a product that, among other requirements, does not achieve its primary intended purposes through chemical action within or on the human body and is not dependent upon being metabolized for the achievement of its primary intended purposes. Although L.A.M. expects that most uses of the L.A.M. IPM(TM) technology will be regulated as a drug, which is in essence a product that usually achieves its effects by chemical action or physiological action in or on the body, to the extent that the L.A.M. IPM(TM) technology is used to deliver pharmaceutically active ingredients, it can be subject to both medical device and drug regulation.

      The first stage of evaluation, pre-clinical testing, must be conducted in animals. After safety has been demonstrated, the test results are submitted to the FDA (or a state regulatory agency) along with a request for authorization to conduct clinical testing, which includes the protocol that will be followed in the initial human clinical evaluation. If the applicable regulatory authority does not object to the proposed study, the investigator can proceed with Phase I trials. Phase I trials consist of pharmacological studies on a relatively few number of human subjects under rigidly controlled conditions in order to establish lack of toxicity and a safe dosage range.

      After Phase I testing is completed, one or more Phase II trials are conducted in a limited number of patients to continue to test the product's safety and also its efficacy, i.e. its ability to treat or prevent a specific disease. If the results appear to warrant further studies, the data are submitted to the applicable regulatory authority along with the protocol for a Phase III trial. Phase III trials consist of extensive studies in large populations designed to assess the safety of the product and the most desirable dosage in the treatment or prevention of a specific disease. The results of the clinical trials for a new drug are submitted to the FDA as part of a New Drug Application ("NDA").

      Biological drugs, such as vaccines, are subject to Biologics License Applications (BLAs), not NDAs as are other drugs. They must be safe, pure and potent. Generic competition does not exist for biologics, as it does for other drugs. Biological drugs are generally subject to the same testing, manufacturing, distribution, marketing, labeling, advertising and other requirements for other drugs.

      To the extent all or a portion of the manufacturing process for a product is handled by an entity other than L.A.M., the manufacturing entity is subject to inspections by the FDA and by other Federal, state and local agencies and must comply with FDA Good Manufacturing Practices ("GMP") requirements. In complying with GMP regulations, manufacturers must continue to expend time, money and effort in the area of production, quality control and quality assurance to ensure full compliance.

      L.A.M. may undertake extensive and costly clinical testing to assess the safety and efficacy of its potential drug delivery systems. Failure to comply with FDA regulations applicable to such testing can result in delay, suspension or cancellation of testing, and refusal by the FDA to accept the results of the testing. In addition, the FDA may suspend clinical studies at any time if it concludes that the subjects or patients participating in trials are being exposed to unacceptable health risks. Further there can be no assurance that human clinical testing will show any of L.A.M.'s drug delivery systems to be safe and effective or that data derived from any testing will be suitable for submission to the FDA.

      The processes required by European regulatory authorities before L.A.M.'s systems can be marketed in Western Europe are similar to those in the United States. First, appropriate pre-clinical laboratory and animal tests must be done, followed by submission of a clinical trial exemption or similar documentation before human clinical studies can be initiated. Upon completion of adequate and well controlled clinical studies in humans that establish that the drug is safe and efficacious, regulatory approval of a Market Authorization Application must be obtained from the relevant regulatory authorities. As with the FDA review process, there are numerous risks associated with the Market Authorization Application review. Additional data may be requested by the regulatory agency reviewing the Market Authorization Application to demonstrate the contribution of a product component to the clinical safety and efficacy of a product, or to confirm the comparable performance of materials produced by a changed manufacturing process or at a changed manufacturing site.

      The process of biologic and new drug development and regulatory approval or licensure requires substantial resources and many years. There can be no assurance that regulatory approval will ever be obtained for products developed by L.A.M. Authorization for testing, approval for marketing of drugs, including biologics, by regulatory authorities of most foreign countries must also be obtained prior to initiation of clinical studies and marketing in those countries. The approval process varies from country to country and the time period required in each foreign country to obtain approval may be longer or shorter than that required for regulatory approval in the United States.

      There are no assurances that clinical trials conducted in foreign countries will be accepted by the FDA for approval in the United States. Product approval or licensure in a foreign country does not mean that the product will be approved or licensed by the FDA and there are no assurances that L.A.M. will receive any approval or license by the FDA or any other governmental entity for the marketing of a drug product. Likewise product approval by the FDA does not mean that the product will be approved or licensed by any foreign country.

Product Status

     L.A.M. has completed development of L.A.M. IPM Wound Gel(TM)and obtained approval (number K020325) from the FDA on April 15, 2002 to market the product.

      All of L.A.M.'s other products are in various stages of development and testing and the commercial sale of any of these products may not occur until 2003 at the earliest. As a result, L.A.M. expects to incur significant product development costs for the foreseeable future. L.A.M.'s estimates of the costs associated with future research and clinical studies may be substantially lower than the actual costs of these activities. If L.A.M.'s cost estimates are incorrect, L.A.M. will need additional funding for its research efforts. There can be no assurance that L.A.M.'s other products will prove to have any therapeutic or other value.

      The following is a summary of the status of the products which are being developed by L.A.M.:

                                             Projected Cost     Projected Date
                       Anticipated FDA     Needed to Complete   of Completion
Product Name           Classification        Studies/Trials    of Studies/Trials
------------           ---------------     ------------------  -----------------

Wound Healing           Cosmetic/OTC Drug      $1,000,000(1)     Completed
Male Sexual
 Dysfunction            Prescription Drug      $2,000,000        Dec. 2002 (2)
Female Sexual
 Dysfunction            Cosmetic/OTC Drug      $1,500,000        Dec. 2002 (2)
Extreme Dry Skin        Cosmetic/OTC Drug      $1,500,000        (3)
Motion Sickness         OTC Drug               $  500,000        Dec. 2002

(1) Projected costs associated with the wound healing product include costs for scaling up production.

(2) L.A.M. has licensed this product to Ixora. Pursuant to the terms of the Licensing Agreement, Ixora is responsible for all the costs required to obtain regulatory approval of this product.

(3) Beginning in July or August 2002 L.A.M. plans an aggressive sampling program for its Extreme Dry Skin product with consumers, doctors and skin care professionals.

Research and Development

      As part of its ongoing research and development program, L.A.M. intends to develop and commercialize as many products as possible based on its L.A.M. IPM(TM) technology. L.A.M.'s long-range goal is to exploit other uses of its matrix drug delivery system to improve the therapeutic effects of various drugs.

      During the years ended December 31, 1999, 2000 and 2001 L.A.M. spent approximately $185,000, $317,000, and $480,000 respectively on research and development. L.A.M.'s research and development expenditures do not include research and development expenses relating to L.A.M.'s Sexual Dysfunction Drug which were paid by Ixora.

Patents and Trademarks

      As of May 15, 2002, L.A.M. owned ten U.S. patents, two U.S. patent applications and twelve international patent applications designating over 100 foreign countries with claims relating to its sustained release delivery matrix system, systems containing drug preparations, uses of the systems for various treatment therapies and addiction therapeutic program.

      L.A.M.'s patents will expire between 2015 and 2017.

Employees

     As of May 15, 2002, L.A.M. had eight full time employees and one part time employee.

offices and facilities

      In the fourth quarter of 2001, L.A.M. consolidated its research, pilot production and head office activities into its 3,500 square foot facility in Lewiston, New York. This facility is leased at a rate of $1,700 per month. The lease on this space expires in 2003.

     L.A.M. continues to maintain a business office at 800 Sheppard Avenue West, Commercial Unit 1, Toronto, Ontario, Canada. L.A.M. has leased this space at $4,675 per month until August 31, 2004.

                                   Management

     Name                        Age     Position

     Joseph T. Slechta            53     President, Chief Operating Officer and
                                         Director
     Alan Drizen                  62     Chief Executive Officer and Director
     Peter Rothbart, M.D.         63     Treasurer and Director
     Gary M. Nath                 57     Secretary and Director

      Joseph T. Slechta has been L.A.M.'s Chief Operating Officer since November 2000. Mr. Slechta was appointed a director and became L.A.M.'s President on May 11, 2001. Between November 1998 and November 2000, Mr. Slechta was a consultant to L.A.M. Between 1994 and 2000 Mr. Slechta assisted corporate clients in financing, reorganization, expansion and improving operations. From 1987 to 1992, Mr. Slechta held executive management positions with three Canadian corporations. His corporate assignments included the management and financing of a high-technology company, the reorganization and sale of a helicopter company and financial consulting services to a major Canadian life insurance company. From 1979 to 1986 Mr. Slechta managed the treasury operations of Continental Bank.

      Alan Drizen has been a director of L.A.M. since its inception. Prior to May 12, 2001 Mr. Drizen was L.A.M.'s President. On May 12, 2001 Mr. Drizen became L.A.M.'s Chief Executive Officer. Mr. Drizen has spent 30 years in senior positions including Chairman of the Board and a director of a number of pharmaceutical companies. He was educated in England, the United States and Canada and trained as a biochemist. Mr. Drizen has both technical and managerial expertise in the development and commercialization of new drugs. In the late 1980's, Mr. Drizen and his team of scientists characterized molecules known as mucopolysaccharides which led to the founding of Hyal Pharmaceutical Corporation, a public company listed on the Toronto Stock Exchange and NASDAQ. The analytical standard, developed by his team, for one particular molecule, sodium hyaluronate, now a component of many pharmaceutical preparations, is still used by the Canada Health Protection Branch as the official standard for this drug. Mr. Drizen's interest in polymer chemistry eventually led to his collaboration with Dr. Peter Rothbart and to the discoveries on which L.A.M.'s technologies are based.

     Peter Rothbart, M.D., Medical Director, has been a director and Treasurer of L.A.M. since its inception. He has been a consulting anesthetist for over 20 years and is a leading pain specialist and principal of the Rothbart Pain Management Clinic in Ontario, Canada. Dr. Rothbart is currently President of the North American Cervicogenic Headache Society, an association of specialists in the treatment of cervicogenic headaches. He was also recently elected Chair of the Chronic Pain Section of the Ontario Medical Association. In collaboration with Alan Drizen, Dr. Rothbart discovered the IPM delivery system.

      Gary M. Nath has been Secretary and a director of L.A.M. since its inception. He has a BS degree in Biology and Chemistry, two years of post-graduate work in Biochemistry and a law degree. Mr. Nath has worked in the patent and trademark law departments of FMC Corporation, NL Industries, and Warner Lambert Company in the capacities of patent attorney, group patent and trademark counsel and general patent counsel, respectively. Mr. Nath is the founding and managing partner of the intellectual property law firm Nath & Associates located in Washington, DC. He counsels a wide range of domestic and international clients across a broad range of technologies, including chemical, pharmaceutical, biotechnical and mechanical fields. He has published extensively and has spoken on intellectual property law procurement, enforcement and transfer before numerous professional and lay groups in the United States and Japan. He is a member of the American Bar Association, the New Jersey Bar Association, the American Intellectual Property Law Association, the International Patent Association, the Association of University Technology Managers, and is admitted to practice before the U.S. Patent and Trademark Office, Canadian Patent Office and numerous courts around the United States.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10% or greater shareholders of L.A.M. to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of L.A.M. (Form 4 and Form
5) and to provide copies of all such forms as filed to L.A.M. To L.A.M.'s knowledge, the following persons did not file all reports required by Section 16(a) during the fiscal year ended December 31, 2001.

                                                            Number of
                         Type              Number of       Transactions
   Name                of Report      Reports Not Filed    Not Reported

   Alan Drizen          Form 4              17                 681

   Peter Rothbart       Form 4               8                  17


Executive Compensation.

      The following table sets forth in summary form the compensation earned or received by (i) the Chief Executive Officer of L.A.M. and (ii) by each other executive officer of L.A.M. who earned or received in excess of $100,000 during the fiscal years ended December 31, 1999, 2000 and 2001.

                            Annual Compensation
      Long Term Compensation
                                                                        All
                                                    Re-                Other
                                         Other     stric-              Com-
Name and                                 Compen-   Stock    Options    pensa-
Principal         Fiscal Salary  Bonus   sation    Awards   Granted    tion
 Position          Year   (1)     (2)     (3)       (4)       (5)       (6)
-----------       ------ ------  -----   ------    ------   -------    -----


Joseph Slechta2001      $103,000   $25,000   --   $85,000  3,600,000        --
President and
Chief Operating
Officer

Alan Drizen,     2001  $120,000      --      --        --    300,000        --
Chief Executive  2000  $120,000      --      --        --         --        --
Officer          1999  $110,000      --      --        --         --        --

(1)  The dollar value of base salary (cash and non-cash) received or earned.
(2)  The dollar value of bonus (cash and non-cash) received.
(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.
(4) During the period covered by the foregoing table, the shares of restricted stock issued as compensation for services. The table below shows the number of shares of L.A.M.'s common stock owned by the officers listed above, and the value of such shares as of December 31, 2001:

         Name                       Shares              Value

         Joseph Slechta            120,000           $  68,400
         Alan Drizen             1,608,000            $916,560

(5) The shares of common stock to be received upon the exercise of all stock options granted during the period covered by the table
(6) All other compensation received that L.A.M. could not properly report in any other column of the table.

     The following shows the amounts which L.A.M. expects to pay to its officers during the twelve month period ending December 31, 2002, and the time which L.A.M.'s executive officers plan to devote to L.A.M.'s business. L.A.M. does not have employment agreements with any of its officers.

                                  Proposed        Time to be Devoted
      Name                    Compensation      To Company's Business

      Joseph Slechta           $120,000                   100%
      Alan Drizen              $120,000                   100%
      Peter Rothbart                 --                     5%
      Gary M. Nath                   --                    15%

     L.A.M.'s Board of Directors may increase the compensation paid to L.A.M.'s officers depending upon the results of L.A.M.'s future operations.

     Gary Nath provides legal services to L.A.M. See "Certain Relationships and Transactions" below. During the year ending December 31, 2002, L.A.M. expects that it will continue to use the services of Mr. Nath's law firm.

     L.A.M. does not have any employment agreements with any of its executive officers.

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or Other Retirement Plans

     L.A.M. does not have a defined benefit, pension plan, profit sharing or other retirement plan, although L.A.M. may adopt one or more of such plans in the future.

Compensation of Directors

     Standard Arrangements. At present, L.A.M. does not pay its directors for attending meetings of the Board of Directors, although L.A.M. may adopt a director compensation policy in the future. L.A.M. has no standard arrangement pursuant to which directors of L.A.M. are compensated for any services provided as a director or for committee participation or special assignments.

     Other Arrangements. During the year ended December 31, 2001, and except as disclosed elsewhere in this registration statement, no director of L.A.M. received any form of compensation from L.A.M.

      See " Stock Option and Bonus Plans" below for information concerning stock options and stock bonuses granted to L.A.M.'s officers and directors.

Stock Option and Bonus Plans

     L.A.M. has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of each Plan follows. In some cases these three Plans are collectively referred to as the "Plans".

    Incentive Stock Option Plan. The Incentive Stock Option Plan authorizes the issuance of options to purchase up to 1,000,000 shares of L.A.M.'s Common Stock, less the number of shares already optioned under both this Plan and the Non-Qualified Stock Option Plan. The Incentive Stock Option Plan became effective on March 15, 2000 and will remain in effect until March 15, 2010 unless terminated earlier by action of the Board. Only officers, directors and key employees of L.A.M. may be granted options pursuant to the Incentive Stock Option Plan.

      In order to qualify for incentive stock option treatment under the Internal Revenue Code, the following requirements must be complied with:

      1.   Options granted pursuant to the Plan must be exercised no later than:

      (a) The expiration of thirty (30) days after the date on which an option holder's employment by L.A.M. is terminated.

      (b) The expiration of one year after the date on which an option holder's employment by L.A.M. is terminated, if such termination is due to the Employee's disability or death.

     2. In the event of an option holder's death while in the employ of L.A.M., his legatees or distributees may exercise (prior to the option's expiration) the option as to any of the shares not previously exercised.

      3. The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

     4. Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of L.A.M. may not be exercisable by its terms after five years from the date of grant.

      5. The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning L.A.M.'s stock which represents more than 10% of the total combined voting power of all classes of stock).

      Qualified Stock Option Plan. The Non-Qualified Stock Option Plan authorizes the issuance of options to purchase up to 7,000,000 shares of L.A.M.'s Common Stock less the number of shares already optioned under both this Plan and the Incentive Stock Option Plan. The Non-Qualified Stock Option Plan became effective on March 15, 2000 and will remain in effect until March 15, 2010 unless terminated earlier by the Board of Directors. L.A.M.'s employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of L.A.M.'s Common Stock on the date the option is granted.

      Options granted pursuant to the Plan not previously exercised terminate upon the date specified when the option was granted.

      Stock Bonus Plan. Up to 2,000,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, L.A.M.'s employees, directors, officers, consultants and advisors are eligible to receive a grant of L.A.M.'s shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by L.A.M.'s Board of Directors. The Board of Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of L.A.M. or the period of time a non-employee must provide services to L.A.M. At the time an employee ceases working for L.A.M. (or at the time a non-employee ceases to perform services for L.A.M.), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board of Directors, payment for the shares of Common Stock underlying options may be paid through the delivery of shares of L.A.M.'s Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      L.A.M.'s Board of Directors of L.A.M. may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of L.A.M.'s capital stock or a consolidation or merger of L.A.M.; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

      Summary. The following sets forth certain information as of May 15, 2002 concerning the stock options and stock bonuses granted by L.A.M. Each option represents the right to purchase one share of L.A.M.'s common stock.

                                Total        Shares                  Remaining
                                Shares    Reserved for      Shares    Options/
                               Reserved   Outstanding    Issued As      Shares
Name of Plan                  Under Plan    Options     Stock Bonus  Under Plan

Incentive Stock
 Option Plan                 1,000,000           --          N/A     1,000,000
Non-Qualified Stock
 Option Plan                 7,000,000    6,755,000          N/A       245,000
Stock Bonus Plan             2,000,000          N/A    1,495,000       505,000


Options Granted During Fiscal Year Ending December 31, 2001

      The following tables set forth information concerning the options granted, during the twelve months ended December 31, 2001, to L.A.M.'s officers and directors, and the value of all unexercised options (regardless of when granted) held by these persons as of December 31, 2001.

                                         % of Total
                                           Options
                                           Granted
                                        to Employees   Exercise
                 Date      Options         Officers    Price Per   Expiration
Name           of Grant   Granted (#)    & Directors    Share (1)    Date
----           --------   -----------   ------------   ----------   ------

Joseph Slechta  6/05/01    300,000        6.01%          $0.58       6/05/06

Joseph Slechta  7/15/01    300,000        6.01%          $0.58       6/05/06

Joseph Slechta 7/16/01   3,000,000 (2)   60.06%          $0.58       6/30/11

Alan Drizen    7/15/01     300,000 (3)    6.01%          $0.58       6/05/06

Peter Rothbart 7/15/01     300,000        6.01%          $0.58       6/05/06

Gary M. Nath   7/15/01     300,000        6.01%          $0.58       6/05/06

      All options shown above were granted pursuant to L.A.M.'s Non-Qualified Stock Option Plan. The shares issuable upon the exercise of 4,500,000 of the options listed above have been registered for public sale by means of a registration statement on Form S-8 which has been filed with the Securities and Exchange Commission.

(1) The original exercise price for these options was $0.75 per share. On September 5, 2001 L.A.M.'s board of directors changed the exercise price of these options to $0.58 per share.

(2) The exercise of options to purchase 2,250,000 shares is subject to the following conditions:

A. Option to purchase 1,000,000 shares will not be exercisable and will expire on 12/31/02 unless between 1/01/02 and 1/01/03 L.A.M.:

1.   receives a minimum of $2,000,000 in debt or equity financing; or
2. enters into a license, product development agreement or other agreement which will provide revenues to L.A.M. of at least $2,000,000 over the term of the license or agreement; or
3.   has gross revenues of $5,000,000.

B. Options to purchase 1,250,000 shares will not be exercisable and will expire on 12/31/03 unless between 1/01/03 and 1/01/04 L.A.M.:

1.   receives a minimum of $2,000,000 in debt or equity financing; or
2. enters into a license, product development agreement or other agreement which will provide revenues to L.A.M. of at least $2,000,000 over the term of the license or agreement; or
3.   has gross revenues of $7,500,000.

      In the event the performance criteria set forth in A or B above are not met, then options will be exercisable on a pro rata basis based upon the performance achieved versus the performance criteria specified. A majority of L.A.M.'s disinterested directors will determine the number of options which are exercisable.

      Notwithstanding the foregoing all options which have not yet expired will be immediately exercisable and fully vested in the event Slechta is terminated without cause or upon a Change in Control. A Change in Control will be deemed to have occurred if:

     (i) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act), other than L.A.M., any majority-owned subsidiary of the Company or any compensation plan of L.A.M., becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of L.A.M. (whether by merger, consolidation, reorganization or otherwise) representing 40% or more of the combined voting power of L.A.M.'s then outstanding securities;

     (ii) prior to 01/04/04, the individuals who on the date of this resolution constitute the Board of Directors of L.A.M. cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director on the date of this resolution has been approved in advance by directors representing at least two-thirds of the directors then in office who were also directors on the date of this resolution;

     (iii)any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than L.A.M., any subsidiary of L.A.M. or any compensation, retirement, pension or other employee benefit plan or trust of L.A.M., becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange
          Act), directly or indirectly, of securities of any wholly-owned or majority -owned subsidiary/subsidiaries of L.A.M. or any successor to any wholly-owned or majority-owned subsidiary/subsidiaries of L.A.M.,

(whether by merger, consolidation, reorganization or otherwise) representing a majority of the combined voting power of the then outstanding securities of any wholly owned majority owned subsidiary/subsidiaries of L.A.M., as the case may be;

      (iv) L.A.M. merges or consolidates with or into another corporation or other entity, or enters into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of L.A.M. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than 60% of the combined voting power of the voting securities of L.A.M. or such surviving corporation or entity outstanding immediately after such merger or consolidation;

      (v) L.A.M. shall sell, lease, exchange, transfer, convey or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions;

      (vi) L.A.M. shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of L.A.M.

     Notwithstanding the foregoing all options which are not yet exercisable will immediately expire on the date (i) Slechta voluntarily terminates his employment with L.A.M. or (ii) the date L.A.M. notifies Slechta that he has been Terminated for Cause. Terminated for Cause means:

      (i)The determination by a vote of a majority of the disinterested members of the Board of Directors, which determination shall be based upon competent medical evidence, that Slechta will be unable to perform his duties as an officer of L.A.M. by reason of injury, illness, or other physical or mental disability after absences for a period or periods aggregating in excess of 45 working days in any 12-month period.

  (ii) The determination by a majority of the disinterested members of the Board of Directors that Slechta has been absent from his employment for whatever cause, excluding allowable vacations or sickness and disability, for a period of more than 60 working days in any 12-month period.

 (iii) The vote of a majority of the disinterested members of the Board of Directors determining that Slechta has become so intemperate in his use of alcohol or drugs as seriously to interfere with the performance of his duties as an officer of L.A.M.

      (iv) A vote of a majority of the disinterested members of the Board of Directors finding that (A) Slechta has violated any statute or regulation, materially and adversely affecting L.A.M. reputation, or earnings or welfare, (B) has been grossly negligent or engaged in willful misconduct in the performance of his duties as an officer of

            L.A.M., or (C) Slechta has refused to follow the proper directions of the Board of Directors.

      Any financing, license agreement, product development agreement or other agreement referred to in A or B above must be approved by L.A.M.'s Board of Directors.

     During October and November 2000, L.A.M. granted Mr. Slechta options to purchase 225,000 shares of common stock at prices ranging between $3.50 to $4.00 per share. The options have since been cancelled by the mutual agreement of L.A.M. and Mr. Slechta.

(3)  Options were exercised in January 2002.

Option Exercises and Option Values
                                                                 Number of
                                             Securities          Value of
                                             Underlying        Unexercised
                                             Unexercised       In-the-Money
                                              Options at         Options at
                 Shares                     December 31,2001   December 31, 2001
                Acquired         Value       Exercisable/       Exercisable/
Name           on Exercise (1) Realized (2) Unexercisable (3)  Unexercisable (4)
----           --------------- ------------ -----------------  -----------------

Joseph Slechta           --       --         3,600,000/--         $36,000/--

Alan Drizen              --       --           300,000/--        $  3,000/--

Peter Rothbart           --       --           300,000/--        $  3,000/--

Gary M. Nath             --       --           300,000/--        $  3,000/--

(1)  The number of shares received upon exercise of any options.

(2) With respect to options exercised the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of December 31, 2001, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of December 31, 2001, the excess of the market value of the stock underlying those options as of December 31, 2001 over the option exercise price.

(5) In January 2002, Alan Drizen exercised options to purchase 300,000 shares of common stock.

Other Options

      Subsequent to December 31, 2001 certain persons, who were not affiliated with L.A.M., assigned options to purchase shares of L.A.M.'s common stock to the following officers and directors:

                       Shares Issuable
                       Upon Exercise       Exercise          Expiration
   Name                  of Options         Price               Date
   ----                ----------------    --------        -------------

   Joseph T. Slechta      190,000           $0.58              1/18/03

   Alan Drizen          1,550,000           $0.58              1/18/03

   Peter Rothbart         190,000           $0.58              1/18/03

   Gary M. Nath           190,000           $0.58              1/18/03

      In January 2002 Alan Drizen exercised options to purchase 750,000 shares of common stock.

      In February 2002 Joseph Slechta exercised options to purchase 90,000 shares of common stock.

      In April 2002, Alan Drizen exercised options to purchase a further 750,000 shares of common stock.

      In April and May 2002, Peter Rothbart exercised options to purchase a total of 120,000 shares of common stock.

      Subsequent to December 31, 2001 L.A.M. granted Non-Qualified Stock Options to the person and upon the terms shown below.

                       Shares Issuable
                       Upon Exercise       Exercise          Expiration
   Name                  of Options         Price               Date
   ----                ----------------    --------        -------------

   Alan Drizen          2,000,000           $0.58              2/22/07

Stock Bonuses

     The following officer of L.A.M. received shares of L.A.M.'s common stock as stock bonuses:

      Name                   Date             Shares
      ----                   ----             -------

      Joseph Slechta       6/5/01            100,000

Certain Relationships and Transactions.


     In September 1998, L.A.M. sold shares of its common stock to the persons, in the amounts, and for the consideration set forth below:

                                 Number
       Name                     of Shares             Consideration

       Alan Drizen             1,076,308 (1)            $10,763

       Peter Rothbart          1,076,308 (2)            $10,763

       Gary M. Nath              742,784                 $7,423

      In September 1998, L.A.M. issued 6,000,000 shares of its common stock in consideration for all of the issued and outstanding shares of LAM Pharmaceuticals LLC, a Florida limited liability company. See "Business" for further information concerning the acquisition of LAM Pharmaceuticals LLC. The following officers, directors and other persons received shares of L.A.M.'s common stock in connection with this transaction.

            Name                            Shares Acquired

             Alan Drizen                    1,603,616 (1)
             Peter Rothbart                 1,603,616 (2)
             Gary M. Nath                   1,105,942
             Lisa Krinsky                     674,510 (3)
             Arnold Hantman                   376,019
             All Other Sellers as a Group     636,297
                                           ----------
                                            6,000,000

(1) Includes shares held by the Canyon Trust, a discretionary trust, of which Mr. Drizen may be deemed the beneficial owner.
(2) Includes shares held by the Lexus Trust, of which Dr. Rothbart may be deemed the beneficial owner.
(3) Includes shares held by the South Florida Bioavailability Clinic of which Lisa Krinsky is the majority shareholder.

     Subsequent to September 1998, Mr. Drizen, Dr. Rothbart and Mr. Nath sold a portion of their shares in transactions which were exempt pursuant to Rule 144 of the Securities and Exchange Commission and gifted a portion of their shares to relatives.

     During  1999,  2000 and 2001 L.A.M.  paid  $63,210,  $51,262  and  $166,532 respectively to Nath & Associates for legal services. PLLC is a law firm in which Mr. Nath, an officer and director of L.A.M., is a partner. As of April 30, 2002 L.A.M. owed Nath & Associates, PLLC approximately $566,135 for legal services.

      Prior to January 1, 1998, L.A.M. received advances from Mr. Drizen ($525,000), Dr. Rothbart ($170,000) and Mr. Nath ($475,000) that were used to fund L.A.M.'s operations, research and development and clinical trials. Subsequently additional advances were made, expenses disbursed and services performed by these directors on behalf of L.A.M. At December 31, 2001, the total of all such advances outstanding amounted to $848,037.

     Between February 2, 2001 and April 26, 2001 Mr. Drizen, an officer and one of three directors of L.A.M. at that time, borrowed $1,075,000 from L.A.M. The amounts borrowed by Mr. Drizen were used to purchase 441,200 shares of L.A.M.'s common stock between February 2, 2001 and May 10, 2001 in an effort to stabilize L.A.M.'s stock price in the face of extensive short selling. Dr. Peter Rothbart, also an officer and director of L.A.M., was advised by Mr. Drizen in late February 2001 that Mr. Drizen was purchasing shares of L.A.M.'s common stock in an effort to stabilize L.A.M.'s stock price. However, Dr. Rothbart did not know until May 11, 2001 that Mr. Drizen was using corporate funds for this purpose. Gary Nath, an officer and director of L.A.M., and Joseph Slechta, an officer of L.A.M., were not aware of Mr. Drizen's activities in this regard until May 11, 2001. Dr. Rothbart, Mr. Slechta and Mr. Nath became aware of Mr. Drizen's borrowings from L.A.M. in connection with Mr. Slechta's review of L.A.M.'s financial statements for the quarter ended March 31, 2001.

   Mr. Drizen agreed to pay the $1,075,000 borrowed from L.A.M., together with interest at 6% per year, in accordance with the terms of a promissory note. The note provided for a series of periodic payments with the unpaid amount of the note, together with any accrued and unpaid interest, due on March 31, 2002. On May 25, 2001 L.A.M.'s Directors approved these repayment terms, and at the same time ratified Mr. Drizen's borrowings from L.A.M.

      Although Mr. Drizen agreed to secure the repayment of this note, L.A.M.'s Board of Directors, in view of the fact that proceeds from the sale of Mr. Drizen's shares of L.A.M.'s common stock would be the primary source of funds which would be used to repay the Note, did not require Mr. Drizen to secure the repayment of the Note. Accordingly, the Note from Mr. Drizen was unsecured.

      In addition, as a result of Mr. Drizen's purchases and sales of L.A.M.'s common stock between October 2000 and May 2001, L.A.M. is entitled to a recoverable profit from Mr. Drizen, computed in accordance with 16(b) of the Securities Exchange Act of 1934, in the amount of $408,078, as explained below.

     Subsequent to December 31, 2001 Mr. Drizen and L.A.M. agreed that the advance of $548,361 due him as of December 31, 2001 would be offset against the remaining amount due pursuant to Mr. Drizen's promissory note. In addition, Dr. Rothbart and Mr. Nath agreed with Mr. Drizen to apply a portion of their receivables from L.A.M. against the amounts due by Mr. Drizen in an amount sufficient to offset the remaining balance due on Mr. Drizen's promissory note.

     Following these offset arrangements, as of March 27, 2002, L.A.M. owed Dr. Rothbart and Mr. Nath $17,500 and $146,537 respectively, and Mr. Drizen's promissory note was paid in full.

      Section 16(b) of the Exchange Act allows a corporation to recover any profits realized by officers, directors, and principal shareholders of a corporation from the purchase and sale (or sale and purchase) of equity securities of the corporation within a six-month period. Although Section 16(b) was designed to prevent the unfair use of information that may have been obtained by insiders through their relationship to a corporation, Section 16(b) nevertheless imposes strict liability which does not depend upon the actual use or possession of inside information by an insider.

      The formula most frequently used by a corporation to recover profits is known as the "lowest price in/highest price out" method, by which profit is computed by matching the highest sale price with the lowest purchase price within six months, the next highest sale price with the next lowest purchase price within six months, and so forth, until all shares have been included in the computation. Although this profit computation allows for the maximum recovery to the corporation, in the case of multiple sales and purchases within a six month period, it often results in a higher profit than the profit actually realized by the insider, and in some cases may result in a profit when the insider actually incurred losses from the sales and purchases. Mr. Drizen, for example, estimates that he incurred a loss of approximately $900,000 as a result of his purchases and sales of L.A.M.'s common stock between October 2000 and May 2001.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information as of May 15, 2002 concerning the common stock owned by each officer and director of L.A.M., and each other person known to L.A.M. to be the beneficial owner of more than five percent (5%) of L.A.M.'s common stock.

                                       Amount and Nature of
                                       Beneficial Ownership      Percentage
Name                                     Number of Shares (1)    Ownership

Joseph T. Slechta                               40,000             0.16%
800 Sheppard Avenue West,
Commercial Unit 1
Toronto, Ontario
Canada  M3H 6B4

Alan Drizen                                  1,333,616             5.35%
800 Sheppard Avenue West,
Commercial Unit 1
Toronto, Ontario
Canada  M3H 6B4

Peter Rothbart                               2,756,924            11.07%
274 St. Clements Avenue.
Toronto, Ontario
Canada  M4R 1H5

Gary M. Nath                                 1,736,000             6.97%
6106 Goldtree Way,
Bethesda, Maryland 20817

(All Officers and Directors as               5,866,540            23.56%
a group, 4 persons)

(1) Excludes shares issuable upon the exercises of options held by the following persons:

                           Shares Issuable
                            Upon Exercise          Option            Expiration
   Name                         of Option                         Exercise Price
Date of Option

Joseph T. Slechta             300,000             $0.58              06/05/06
Joseph T. Slechta             300,000             $0.58              06/05/06
Joseph T. Slechta           3,000,000             $0.58              06/30/11
Joseph T. Slechta             100,000             $0.58              01/18/03
Alan Drizen                    50,000             $0.58              01/18/03
Alan Drizen                 2,000,000             $0.58              02/22/07
Peter Rothbart                300,000             $0.58              06/05/06
Peter Rothbart                 70,000             $0.58              01/18/03
Gary M. Nath                  300,000             $0.58              06/05/06
Gary M. Nath                  190,000             $0.58              01/18/03

(2) Includes shares held by the Canyon Trust, a discretionary trust, of which Mr. Drizen may be deemed the beneficial owner.
(3) Includes shares held by the Lexus Trust, of which Dr. Rothbart may be deemed the beneficial owner.

                         EQUITY LINE OF CREDIT AGREEMENT

Overview

      On January 24, 2001, L.A.M. entered into an equity line of credit agreement with Hockbury Limited in order to establish a possible source of funding for the development of L.A.M.'s technology. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility.

     Under the equity line of credit agreement, Hockbury Limited has agreed to provide L.A.M. with up to $20,000,000 of funding prior to December 25, 2002. During this period, L.A.M. may request a drawdown under the equity line of credit by selling shares of its common stock to Hockbury Limited, and Hockbury Limited will be obligated to purchase the shares. L.A.M. may request a drawdown once every 27 trading days, although L.A.M. is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, L.A.M. will calculate the amount of shares it will sell to Hockbury Limited and the purchase price per share. The purchase price per share of common stock will based on the daily volume weighted average price of L.A.M.'s common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%. L.A.M. will receive the purchase price less a placement fee payable to GKN Securities equal to 7% of the aggregate purchase price. Hockbury Limited may then resell all or a portion of these shares using this prospectus. GKN Securities is the placement agent which introduced Hockbury Limited to L.A.M. and is a registered broker-dealer.

     L.A.M. may request a drawdown by faxing a drawdown notice to Hockbury Limited, stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which L.A.M. is willing to sell the shares. The minimum volume weighted average price will be set by L.A.M.'s President in his sole and absolute discretion.

      As of May 15, 2002 L.A.M. had received net proceeds of $929,727 from the sale of 998,955 shares of common stock pursuant to the terms of the equity line of credit.

Calculation of Drawdown Amount, Purchase Price and Number of Shares Sold

     The minimum amount L.A.M. can draw down at any one time is $100,000. Without the written consent of Hockbury Limited the maximum amount L.A.M. can draw down at any one time is the lesser of $1,000,000 or the amount equal to:

     o 4.5% of the weighted average price of L.A.M.'s common stock for the sixty calendar day period prior to the date of the drawdown request
     o multiplied by the total trading volume of L.A.M.'s common stock for the sixty calendar day period prior to the date of the drawdown request.

      On the day following the delivery of the drawdown notice, a valuation period of 22 trading days will start:

o On each trading day during the valuation period where the daily volume weighted average price of L.A.M.'s common stock on the OTC Bulletin Board exceeds the minimum price, if any, specified by L.A.M. in the drawdown notice, the purchase price will equal 90% of the volume weighted average price on that day.

o On each of the 22 trading days during the valuation period, the number of shares to be sold to Hockbury Limited will be determined by dividing 1/22 of the drawdown amount by the purchase price on each trading day.

o If the volume weighted average price for L.A.M.'s common stock on any trading day during the 22 trading day calculation period is below the minimum price, then Hockbury Limited will not purchase any shares on that day, and the drawdown amount will be reduced by 1/22.


      If L.A.M. sets a minimum price which is too high and L.A.M.'s stock price does not consistently meet that level during the 22 trading days after its drawdown request, the amount L.A.M. can draw and the number of shares L.A.M. will sell to Hockbury Limited will be reduced. On the other hand, if L.A.M. sets a minimum price which is too low and its stock price falls significantly but stays above the minimum price, L.A.M. will have to issue a greater number of shares to Hockbury Limited based on the reduced market price.

Payment for Shares Issued

      The shares purchased on the first 11 trading days will be issued and paid for on the 13th trading day following the drawdown request. The shares purchased on the 12th through the 22nd trading days will be issued and paid for on the 24th trading day following the drawdown request. L.A.M. will receive the purchase price less a placement agent fee payable to GKN Securities equal to 7% of the aggregate purchase price for each sale.

     Upon closing of the equity line of credit Agreement, L.A.M. paid $25,000 to Hockbury Limited's legal counsel, Epstein Becker & Green P.C., to cover its legal and administrative expenses.

Grant of Warrants

      As consideration for extending the equity line of credit, L.A.M. granted Hockbury Limited warrants to purchase 482,893 shares of common stock at a price of $4.56 per share at any time prior to January 24, 2004. As partial consideration for GKN Securities' services as placement agent in connection with this offering, L.A.M. granted GKN Securities warrants to purchase 455,580 shares of common stock at a price of $4.83 per share at any time prior to January 24, 2006. Warrants to purchase 209,500 shares were subsequently assigned to four employees of GKN Securities. Neither Hockbury Limited, GKN Securities not the four other warrant holders are obligated to exercise any warrants.

      L.A.M. believes that the fair value of these warrants using customary pricing models is approximately $1,100,000. The fair value of these warrants were reflected in L.A.M.'s financial statements and recorded as an expense during the quarter ended March 30, 2001.

Restrictions on Future Financings

      The equity line of credit agreement limits L.A.M.'s ability to raise capital by selling securities to third parties at a discount to the market price of L.A.M.'s common stock during the term of the equity line of credit agreement. L.A.M. may, however, sell securities at a discount in the following situations:

     o under any presently existing or future employee benefit plan, which plan has been or may be approved by L.A.M.'s stockholders;

     o    under  any  compensatory   plan  for  a  full-time   employee  or  key
          consultant;

     o    in an underwritten registered public offering;

     o    in  connection   with  a  strategic   partnership  or  other  business
          transaction, the principal purpose of which is not to raise money;

     o in connection with a private placement of securities if the purchasers do not have registration rights;

     o    a transaction to which Hockbury Limited gives its written approval.

Termination of the Equity Line of Credit Agreement

      The Equity Line of Credit Agreement will terminate if:

     o any event, which has not been corrected within 60 days, has taken place which has any material adverse effect on the business or financial condition of L.A.M. or which prohibits or interferes with the ability of L.A.M. to perform any of its material obligations under the equity line of credit agreement,

     o L.A.M.'s common stock is de-listed from the OTC Bulletin Board unless the de-listing is in connection with L.A.M.'s subsequent listing of its common stock on the NASDAQ National market, the NASDAQ SmallCap Market, the American Stock exchange or the New York Stock Exchange, or

     o L.A.M. files for protection from its creditors under the Federal Bankruptcy laws.

     L.A.M. may terminate the equity line of credit if Hockbury Limited fails to honor more than one drawdown notice.

Indemnification

      Hockbury Limited, GKN Securities, and the four employees of GKN Securities are entitled to customary indemnification from L.A.M. for any losses or liabilities they suffer based upon material misstatements or omissions from the registration statement and this prospectus, except as they relate to information Hockbury Limited, GKN Securities, and the four employees of GKN Securities supplied to L.A.M. for inclusion in the registration statement and prospectus.

                              SELLING SHAREHOLDERS

      This prospectus relates to sales of L.A.M.'s common stock by Hockbury Limited, GKN Securitities and four other warrant holders. Hockbury Limited will receive shares of L.A.M.'s common stock under an equity line of credit agreement and up to 482,893 shares of common stock upon the exercise of warrants. GKN Securities and the four other warrant holders will receive up to 455,580 shares of L.A.M.'s common stock upon the exercise of warrants granted as a placement fee. Hockbury Limited, GKN Securities and the four other warrant holders are sometimes referred to in this prospectus as the selling shareholders.

      L.A.M. will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered by the selling shareholders are being paid by L.A.M.. The selling shareholders will pay all other costs of the sale of the shares offered by them.

      The following table shows the shares which are being offered for sale by the selling shareholders.

                                          Shares
                            Shares    Issuable Upon Shares to Be       Share
                          Presently   the Exercise  Sold in this     Ownership
Name                        Owned     of Warrants    Offering     After Offering

Hockbury Limited               (1)      482,893      482,893              --
GKN Securities Corp.           --       246,080      246,080              --
Brandon Ross                   --       159,000      159,000              --
Jorge Tabuas                   --         7,500        7,500              --
Lisa McInnes                   --        35,500       35,500              --
Chris Toepke                   --         7,500        7,500              --

(1) The number of shares owned by Hockbury Limited will vary from time-to-time and will depend upon the number of shares purchased from L.A.M. pursuant to the terms of the Equity Line Agreement. As of May 15, 2002 L.A.M. had received net proceeds of $929,727 from the sale of 998,955 shares of common stock under the equity line of credit.

Manner of Sale.

      The shares of common stock owned, or which may be acquired, by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. L.A.M. has agreed to indemnify the selling shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      L.A.M. has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. L.A.M. has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". L.A.M. has also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

Grant of Registration Rights

     L.A.M. granted registration rights to the selling shareholders to enable them to sell the common stock they may acquire under the equity line of credit agreement or upon the exercise of warrants. Notwithstanding these registration rights, L.A.M. has no obligation:

     o to assist or cooperate with the selling shareholders in the offering or disposition of their shares;

     o to obtain a commitment from an underwriter relative to the sale of any the shares; or

     o    to include the shares within any underwritten offering.

      The registration rights agreement with Hockbury Limited permits L.A.M. to restrict the resale of the shares Hockbury Limited has purchased under the equity line of credit agreement for a period of time sufficient to permit L.A.M. to amend or supplement this prospectus to include material information. If L.A.M. restricts the ability Hockbury Limited to resell shares at any time during the 32 trading days following the delivery of a drawdown notice, and L.A.M.'s stock price declines during the restriction period, then, in order to compensate Hockbury Limited for its inability to sell shares during the restriction period, L.A.M. will be required to pay Hockbury Limited an amount determined by multiplying:

     o the number of shares Hockbury Limited is committed to purchase during the 22 trading days following the delivery of the drawdown notice, and

     o the difference between the highest daily weighted average price of L.A.M.'s common stock during the restriction period and the weighted average price of L.A.M.'s common stock on the day after the restriction period ends.


                            DESCRIPTION OF SECURITIES
Common Stock

     L.A.M. is authorized to issue 50,000,000 shares of common stock. As of May 15, 2002 L.A.M. had 24,896,097 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

    Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of L.A.M.'s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until L.A.M. is in profit.

    Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by L.A.M. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

Preferred Stock

    L.A.M. is authorized to issue up to 5,000,000 shares of preferred stock. L.A.M.'s Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Delaware statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of L.A.M..

Transfer Agent

            Corporate Stock Transfer, Inc.
            3200 Cherry Creek Drive South, Suite 430
            Denver CO, 80209
            Telephone Number (303)-282-4800
            Facsimile Number  (303) 282-5800

                                LEGAL PROCEEDINGS

      L.A.M. is not involved in any pending or threatened legal proceeding.

                                     EXPERTS

      The financial statements included in this prospectus for the years ended December 31, 2001 and 2000 have been so incorporated in reliance on the report of Rotenberg & Company, LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

      With respect to the Independent Accountants Report on the unaudited interim financial information of L.A.M. Pharmaceutical Corp. for the three months ended March 31, 2002 and 2001 dated May 6, 2002 which is incorporated herein by reference, Rotenberg & Company, LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports and incorporated by reference herein, they did not audit and they did not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Rotenberg & Company, LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" on a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                 INDEMNIFICATION

      L.A.M.'s Bylaws authorize indemnification of a director, officer, employee or agent of L.A.M. against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of L.A.M. who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling L.A.M. pursuant to the foregoing provisions, L.A.M. has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      L.A.M. is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by L.A.M. can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission's Regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at its office in Washington, D.C. 20549 at prescribed rates. Certain information concerning e-Video is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. L.A.M. has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement.

                           L.A.M. PHARMACEUTICAL, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A DELAWARE CORPORATION)
                               Lewiston, New York

                     -------------------------------------
                                FINANCIAL REPORTS
                                       AT
                                DECEMBER 31, 2001
                     -------------------------------------

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


TABLE OF CONTENTS
------------------------------------------------------------------------------


Independent Auditors' Report                                        F-2

Balance Sheets at December 31, 2001 and 2000                        F-3

Statements of Changes in Stockholders' Deficit for the
Years Ended December 31,2001, 2000 and 1999 and for the
Period From the Date of Inception (February 1,1994)
Through December 31, 2001                                       F-4 to F-5

Statements of Operations for the Years Ended December 31,
2001, 2000 and 1999 and for the Period From the Date of
Inception (February 1, 1994) Through December 31, 2001              F-6

Statements of Cash Flows for the Years Ended December 31,
2001, 2000 and 1999 and for the Period From the Date of
Inception (February 1, 1994) Through December 31, 2001          F-7 to F-8

Notes to Financial Statements                                   F-9 to F-21

INDEPENDENT AUDITORS' REPORT



To the Board of Directors
  and Shareholders
L.A.M. Pharmaceutical, Corp.
Lewiston, New York


   We have audited the accompanying balance sheets of L.A.M. Pharmaceutical, Corp. (A Development Stage Company) (A Delaware Corporation) as of December 31, 2001 and 2000, and the related statements of changes in stockholders' deficit, operations and cash flows for each of the three years in the period ended December 31, 2001 and for the period from the date of inception (February 1, 1994) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L.A.M. Pharmaceutical, Corp. (A Development Stage Company) (A Delaware Corporation) as of December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 and for the period from the date of inception (February 1, 1994) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.








Rotenberg & Co., LLP
Rochester, New York
February 8, 2002
(Except for Note P, as to which the date is March 27, 2002)

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

BALANCE SHEETS
-------------------------------------------------------------------------------

December 31,                                              2001          2000
-------------------------------------------------------------------------------

ASSETS

Current Assets

Cash and Cash Equivalents (1)                         $  11,284     $1,545,692

Cash Held by Broker - Debentures                             --        357,250

Accounts Receivable                                      44,433         75,000

Inventory - Raw Materials                                97,750        121,125

Prepaid Expenses                                          5,344          2,639
-------------------------------------------------------------------------------
Total Current Assets                                    158,811      2,101,706

Property and Equipment - Net of Accumulated
Depreciation                                            121,185         19,601

Other Assets
Patents and Trademarks - Net of Accumulated
Amortization                                            489,322        336,196
-------------------------------------------------------------------------------

Total Assets                                           $769,318     $2,457,503
-----------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Accounts Payable and Accrued Expenses                $  601,999      $ 397,484

Convertible Debentures                                       --      1,598,250
-------------------------------------------------------------------------------
Total Current Liabilities
                                                        601,999      1,995,734

Other Liabilities                                       848,037      1,256,115

Deferred Royalty Revenue                                207,360        207,360
-------------------------------------------------------------------------------

Total Liabilities                                     1,657,396      3,459,209
-------------------------------------------------------------------------------

Stockholders' Deficit
Common Stock - $.0001 Par; 50,000,000 Authorized;
  19,784,520 and 13,998,930 Issued and
  Outstanding, respectively                               1,978          1,400
Additional Paid-In Capital                           17,964,009      8,812,199

Less: Loan Receivable-Officer                          (640,000)            --

Deficit Accumulated During Development Stage        (18,214,065)    (9,815,305)
------------------------------------------------------------------------------

Total Stockholders' Deficit                            (888,078)    (1,001,706)
-------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit            $769,318     $2,457,503
-------------------------------------------------------------------------------

(1) Between January 1, 2002 and March 27, 2002 the company has raised additional cash of $967,900 from issuance of new shares. This has been used in part for payment of accounts payable at December 31, 2001 and subsequent operating expenses as described more fully in Note P to the financial statements.


    The accompanying notes are an integral part of this financial statement.

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

--------------------------------------------------------------------------------------------------------------------
                                                                                             Deficit
                                                                                Loan      Accumulated
                                                                  Additional  Receivable    During       Total
                                             Number       Common   Paid-In      from      Development   Stockholders'
                                            of Shares     Stock    Capital     Officer     Stage       Deficit
---------------------------------------------------------------------------------------------------------------------

Balance - February 1, 1994                       --       $ --     $   --      $   --      $   --        $   --


Capital Contribution - Services Rendered         --         --    757,386          --          --       757,386
Capital Contribution - Laboratory
Equipment                                        --         --     24,245          --          --        24,245
Capital Contribution - Leasehold
Improvements                                     --         --      9,775          --          --         9,775

Capital Contribution - Interest Expense          --         --    252,794          --          --       252,794

Capital Contribution in Cash                     --         --    162,200          --          --       162,200

Distribution                                     --         --    (68,660)         --          --       (68,660)
Recapitalization as L.A.M.
Pharmaceutical, Corp.                     6,000,000        600       (600)         --          --            --

Issuance of Common Stock for Cash         4,332,500        433    378,352          --          --       378,785
                                                                                   --
Net Loss                                         --         --         --              (2,480,654)   (2,480,654)
-------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1998              10,332,500      1,033  1,515,492          --  (2,480,654)     (964,129)

Capital Contribution - Interest Expense          --         --    107,681          --          --       107,681

Issuance of Common Stock for Cash            60,000          6    59,994           --          --        60,000
Stock Options and Awards Granted

   - Compensation for Services Rendered          --         --   526,316          --          --        526,316
Conversion Premium on Convertible
Debentures                                       --         --  1,252,000         --          --      1,252,000

Net Loss                                         --         --         --         --   (2,557,643)   (2,557,643)
-------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1999              10,392,500    $ 1,039  $3,461,483    $   --  $(5,038,297)  $(1,575,775)
-------------------------------------------------------------------------------------------------------------------


    The accompanying notes are an integral part of this financial statement.
                                                                    continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Period from Date of Inception (February 1, 1994) Through December 31, 2001 - continued

----------------------------------------------------------------------------------------------------------------------------
                                                                                             Deficit
                                                                                 Loan       Accumulated
                                                                  Additional   Receivable     During           Total
                                             Number       Common   Paid-In       from       Development     Stockholders'
                                            of Shares      Stock    Capital     Officer       Stage           Deficit
----------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1999                10,392,500    $ 1,039   $3,461,483   $     --   $(5,038,297)    $(1,575,775)
Capital Contribution - Interest Expense            --         --      107,686         --            --         107,686

Conversion Premium on Convertible Debentures       --         --    2,395,093         --            --       2,395,093

Stock Options and Awards Granted
   - Compensation for Services Rendered            --         --      447,640         --            --         447,640

Debentures Converted to Common Stock         3,319,430       332    2,211,176         --            --       2,211,508

Stock Options Exercised                        287,000        29      189,121         --            --         189,150

Net Loss                                           --        --            --         --    (4,777,008)     (4,777,008)
-----------------------------------------------------------------------------------------------------------------------
Balance - December 31, 2000                13,998,930     1,400     8,812,199         --    (9,815,305)     (1,001,706)

Capital Contribution - Interest Expense            --        --       113,200         --            --         113,200

Common Shares Issued - Debenture Conversion
Premium                                     3,106,502       311     1,057,844         --            --       1,058,155

Debentures Converted to Common Stock          853,167        85     1,611,114         --            --       1,611,199

Stock Options Issued
   - Compensation for Services Rendered            --        --     3,218,463         --            --       3,218,463

Common Shares Issued
   - Compensation for Services Rendered      1,213,900      121     1,047,086         --            --       1,047,207

Stock Options Exercised                        173,000       17       112,433         --            --         112,450

Warrants Issued to Hockbury Limited and GKN
Securities                                         --        --     1,100,000         --            --       1,100,000

Sale of Shares Under the Equity Line of
Credit Agreement                              439,021        44       483,592         --            --         483,636

Loan to Officer                                    --        --            --  (1,075,000)          --      (1,075,000)

Loan Repayments from Officer                       --        --            --     435,000           --         435,000

Short-Swing Profit on Insider Trading              --        --       408,078          --           --         408,078

Net Loss                                           --        --            --          --   (8,398,760)    (8,398,760)
-----------------------------------------------------------------------------------------------------------------------

Balance - December 31, 2001                 19,784,520    1,978   $17,964,009  $(640,000) $(18,214,065)    $ (888,078)
========================================================================================================================


   The accompanying notes are an integral part of this financial statement.



L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2001, 2000 and 1999 and for the Period From Date of Inception (February 1, 1994) Through December 31, 2001
-------------------------------------------------------------------------------

                                          Date of
                                         Inception
                                       (February 1,
                                           1994)
                                          Through
                                       December 31,
                                           2001            2001       2000        1999
---------------------------------------------------------------------------------------
Revenues

Licensing Revenue                     $  500,000        $300,000   $     --    $     --
----------------------------------------------------------------------------------------
Expenses
Interest Expense                         897,842         232,819    292,180     120,625
General and Administrative             2,994,053       1,378,791  1,260,970     355,575
Marketing and Business Development       285,671         201,808     56,008      24,166
Research and Development               2,498,950         479,881    317,270     185,143
---------------------------------------------------------------------------------------
                                       6,676,516       2,293,299 $1,926,428     685,509

Financial Accounting Expenses
  Not Requiring the Use of Cash
     During the Period:
Depreciation and Amortization            106,077         27,159      36,108      11,159
Share and Option Grants to Officers,
Directors Investors and Consultants    5,997,012      4,265,670     447,640     526,316
Conversion Premium on Convertible
Debentures                             4,704,937      1,057,844   2,395,093   1,252,000
Warrants Issued on Equity Line of
Credit                                 1,100,000      1,100,000          --          --
----------------------------------------------------------------------------------------
Total Expenses                        18,584,542     8,743,972    4,805,269   2,474,984
-----------------------------------------------------------------------------------------
Loss Before Other Income and
(Expenses)                           (18,084,542)   (8,443,972)  (4,805,269)$(2,474,984)
-----------------------------------------------------------------------------------------

Other Income and (Expenses)
Interest Income                           77,837        45,212       28,261       2,601
Loss on Investment in Affiliate         (207,360)           --           --     (85,260)
----------------------------------------------------------------------------------------

Total Other Income and (Expenses)       (129,523)       45,212        28,261    (82,659)
-----------------------------------------------------------------------------------------

 Net Loss for the Period            $(18,214,065)  $(8,398,760)  $(4,777,008)(2,557,643)
-----------------------------------------------------------------------------------------

Loss per Common Share - Basic and
Diluted                               $    (1.61)  $     (0.53)     $  (0.44)  $  (0.25)
-----------------------------------------------------------------------------------------

Weighted Average Number
  of Common Shares Outstanding                       15,817,111   10,893,116  10,392,500
-----------------------------------------------------------------------------------------



    The accompanying notes are an integral part of this financial statement.

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------

                                               Date of
                                              Inception
                                            (February 1,
                                                1994)
                                               Through
                                             December 31,
                                                 2001            2001         2000          1999
-------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities

Net Loss                                   $(18,214,065)   $ (8,398,760) $(4,777,008)  $(2,557,643)

Adjustments to Reconcile Net Loss for the
Period  to Cash Flows from Operating
   Activities:
Depreciation and Amortization                   106,077          27,159       36,108        11,159
Capital Contributions:
   Deemed Interest Expense on Loans from
      Stockholders                              581,361         113,200      107,686       107,681
Share and Option Grants - Officers,
  Directors, Investors and Consultants        5,997,012       4,265,670      447,640       526,316
Warrants Issued - Equity Line of Credit       1,100,000       1,100,000           --            --
Conversion Premium on Convertible
    Debentures                                4,705,248       1,058,155    2,395,093     1,252,000
Interest on Converted Debentures                272,871         121,449      151,422            --
Loss on Investment in Affiliate                 207,360              --           --        85,260

Changes in Assets and Liabilities:
Accounts Receivable                             (44,433)         30,567           --        39,349
Notes Receivable                                     --              --       50,000            --
Inventory - Raw Materials                       (97,750)         23,375     (121,125)           --
Prepaid Expenses                                 (5,344)         (2,705)      (2,639)        5,320
Accounts Payable and Accrued Expenses           601,999         204,515      151,135       182,683
---------------------------------------------------------------------------------------------------

Net Cash Flows from Operating Activities     (4,789,664)     (1,457,375)  (1,561,688)     (347,875)
---------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
  Purchases of Property and Equipment          (155,225)       (112,508)     (37,631)       (4,274)
  Purchases of Patents and Trademarks, Net     (527,336)       (169,361)    (116,932)     (166,398)
---------------------------------------------------------------------------------------------------
Net Cash Flows from Investing Activities       (682,561)       (281,869)    (154,563)     (170,672)
---------------------------------------------------------------------------------------------------


   The accompanying notes are an integral part of this financial statement.

                                                                    continued

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


STATEMENTS OF CASH FLOWS - continued
-----------------------------------------------------------------------------

                                             Date of
                                            Inception
                                          (February 1,
                                              1994)
                                             Through
                                           December 31,
                                              2001          2001         2000      1999
-----------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Cash Capital Contributions                    162,200          --          --          --
Distributions to Stockholders                (68,660)          --          --          --
Proceeds from Issuance of Common Stock        438,785          --          --      60,000
Proceeds from (Repayment of) Convertible
Debentures                                  3,549,833    (108,500)  2,406,333   1,077,000
Proceeds from Exercise of Stock Options       301,600     112,450     189,150          --
Proceeds from Sale of Shares Under
   the Equity Line of Credit Agreement        483,636     483,636          --          --
Note Payable                                       --          --          --      (5,320)
Issuance of Loan Receivable - Officer,                   (640,000)
Net                                         (640,000)                      --          --
Advances from Stockholders                  1,256,115          --          --          --
-----------------------------------------------------------------------------------------
Net Cash Flows from Financing Activities    5,483,509    (152,414)  2,595,483   1,131,680
-----------------------------------------------------------------------------------------
Net Increase (Decrease)
   in Cash and Cash Equivalents                11,284   (1,891,658)   879,232     613,133

Cash and Cash Equivalents - Beginning of
Period                                             --    1,902,942  1,023,710     410,577
-----------------------------------------------------------------------------------------

Cash and Cash Equivalents - End of Period   $  11,284     $ 11,284 $1,902,942 $ 1,023,710
-----------------------------------------------------------------------------------------
NON-CASH INVESTING AND FINANCING ACTIVITIES
-----------------------------------------------------------------------------------------
Issuance of Common Stock in
   Exchange for Property and Equipment      $  34,020      $    --    $    --    $    --
Short-Swing Profit on Insider Trading
  - Offset Against Loan Payable to
        Shareholder                        $  408,078   $  408,078    $    --    $    --
                                           $3,549,833   $1,489,750  $2,060,083   $    --
Investment in Affiliate                    $  207,360      $    --    $     --   $    --
Deferred Royalty Revenue                   $ (207,360)     $    --    $     --   $    --
-----------------------------------------------------------------------------------------

 The accompanying notes are an integral part of this financial statement.

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


Note A -  Summary of Transaction

        L.A.M. Pharmaceutical, Corp. (the Company) was initially formed as L.A.M. Pharmaceutical, LLC (the LLC) on February 4, 1997. From February 1, 1994 to February 4, 1997 the Company conducted its activities under the name RDN. In September 1998, the members of L.A.M. Pharmaceuticals LLC, a Florida Limited liability company, exchanged all of their interests in the LLC for 6,000,000 shares of the Company's common stock. The stock exchange between the Company and the members of the LLC is considered a recapitalization or reverse acquisition. Under reverse acquisition accounting, the LLC was considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of the Company. The accompanying financial statements include the historical accounts of the Company, the LLC and RDN since February 1, 1994. All intercompany accounts and transactions have been eliminated.

Note B -  Nature  of  Operations  and  Summary  of  Significant  Accounting
          Policies

     L.A.M. Pharmaceutical, Corp. was incorporated on July 24, 1998 under the laws of the State of Delaware. The Company has the authority to issue 50,000,000 shares of common stock, $.0001 par value. The Company is engaged in the research and development of Novel, Proprietary, Long Lasting Injectable Drugs and Delivery Systems for Transdermal and Topical Drugs.

        Development Stage

        The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to raising capital, research and development, and product and market development. Accordingly, the financial statements of the Company have been prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," issued by the Financial Accounting Standards Board.

        Revenue Recognition

        Revenues are recognized when earned. On December 31, 1997 the Company entered into an exclusive world-wide license agreement (the License Agreement) with Ixora Bio-Medical Company Inc. (Ixora). Under the License Agreement, Ixora has paid the Company $500,000 for the exclusive rights of the Company's male and female sexual dysfunction product technology. In addition, the Company received 37% of Ixora and will receive a royalty equal to 9% of the net sales under the License Agreement. Such payments will be recorded when received by the Company. Ixora will also pay for all costs for the full development, registration and protection of intellectual property, including but not limited to patent costs, raw material costs, clinical development costs and compensation of all Company personnel involved in the sexual dysfunction product technology.

        Method of Accounting

        The corporation maintains its books and prepares its financial statements on the accrual basis of accounting.

                                                                - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note B -Nature of Operations and Summary of Significant Accounting
        Policies - continued

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results can differ from those estimates.

        Concentrations of Credit Risk

        Financial instruments which potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits. Cash is placed primarily in high quality short-term interest bearing financial instruments.

        Cash and Cash Equivalents

        Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. The Company maintains cash and cash equivalents at financial institutions that periodically may exceed federally insured amounts.

        Cash Held by Brokers - Debentures

        Cash held by brokers - debentures consist of interest bearing term deposit accounts having maturity dates of three months or less.

        Inventory

        Inventory is comprised of raw materials and is stated at the lower of cost or market. Cost is determined by the first-in, first-out method and market is based on the lower of replacement cost or net realizable value.

        Property, Equipment and Depreciation

        Property and equipment are stated at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives as follows:

                  Furniture and Fixtures                     5 - 7 Years
                  Computer Equipment                         5 - 7 Years
                  Leasehold Improvements                         5 Years

        Maintenance and repairs are charged to expense. The cost of the assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.

        Patents and Trademarks

          Patents are carried at cost and are amortized using the straight-line method over their estimated useful lives, not to exceed 17 years from the date of issuance of the patent. Amortization expense for the years ended December 31, 2001, 2000 and 1999 was $16,236, $32,055, and
          $8,159, respectively. Accumulated amortization associated with patents and trademarks at December 31, 2001 and 2000 amounted to $51,908 and $40,125, respectively. - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


Note B - Nature  of  Operations  and  Summary  of  Significant  Accounting
         Policies - continued

        Impairment of Assets

        In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," the Company assesses all long-lived assets for impairment at least annually or whenever events or circumstances indicate that the carrying amount may not be recoverable.

        Research and Development Costs

        Research and development expenditures are expensed as incurred.

        Net Income (Loss) Per Common Share

          Net income (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per common share is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per common share is calculated by adjusting the weighted-average shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities. Diluted earnings per share is the same as basic earnings per share for all of the periods presented since the effect of the conversion of the debentures and the stock options and awards granted would have an anti-dilutive effect on earnings per share.

        Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The Company had no material deferred tax assets or liabilities for the periods presented. Deferred tax assets arising from the net operating losses incurred during the development stage have been fully reserved against due to the uncertainty as to when or whether the tax benefit will be realized.

        Share and Option Grants

        As described in Note K, the Company has elected to follow the accounting provisions of Accounting Principles Board Opinion (APBO) No. 25 "Accounting for Stock Issued to Employees", for stock-based compensation and awards made to employees - the intrinsic value method. Pro forma disclosures required under SFAS No. 123, "Accounting for Stock-Based Compensation" has not been furnished due to the short history of the Company. Stock options granted to investors and consultants are subject to the provisions of SFAS No. 123 and are recorded at the fair value of the option at the date of grant.

                                                              - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
----------------------------------------------------------------------------


Note B - Nature of Operations and Summary of Significant Accounting Policies - continued

        Financial Instruments

        The Company's financial instruments consist of cash, accounts receivable and accounts payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

        The fair value of due to stockholders and loan receivable - officer could not be obtained without incurring excessive costs as they have no readily determinable market place.

        Reclassifications

        Certain amounts in the prior period financial statements have been reclassified to conform with the current year presentation.

Note C - Investment in Affiliate

        Investment in Affiliate consists of a 37% interest in Ixora Biomedical Company, Inc. The investment consists of the following at December 31:


        Original Investment, January 1, 1998                        $  207,360
        Investor's Share of Loss for the Year ending
            December 31, 1998                                         (122,100)
        ----------------------------------------------------------------------

        Carrying value of Investment, December 31, 1998               $ 85,260
        Investor's Share of Loss for the Year ending
             December 31, 1999                                         (85,260)
        ----------------------------------------------------------------------

        Carrying value of Investment December 31, 1999,
            2000 and 2001                                            $     --
        -----------------------------------------------------------------------

Note D - Licensing Agreement

        The Company has an exclusive license agreement (the License Agreement) with Ixora Bio-Medical Company, Inc. (Ixora). Under the License Agreement, Ixora has paid the Company $500,000 for the exclusive rights of the Company's male and female sexual dysfunction product technology. Ixora has also agreed to pay all costs for the development, registration and protection of intellectual property, including but not limited to patent costs, raw material costs, clinical development costs and compensation of all Company personnel involved in the sexual dysfunction product technology.

(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note E - Property and Equipment

     Property and equipment are recorded at cost and consisted of the following:

        ---------------------------------------------------------------------
        December 31,                                         2001        2000
        ---------------------------------------------------------------------

        Furniture and Fixtures                            $ 122,101    $ 37,281
        Computer Equipment                                   22,095       9,351
        Leasehold Improvements                               30,692      11,296
        ----------------------------------------------------------------------
                                                          $ 174,888    $ 57,928
        Less:  Accumulated Depreciation                     (53,703)     38,327
        -----------------------------------------------------------------------

        Net Property and Equipment                        $ 121,185    $ 19,601
        -----------------------------------------------------------------------

        Depreciation expense for the years ended December 31, 2001, 2000, and 1999 was $10,923, $4,053, and $3,000, respectively.

Note F - Due to Stockholders

        The Company has a liability for cash advances and salaries and other expenses incurred in earlier years due to three of its stockholders totaling $848,037 and $1,256,115 at December 31, 2001 and 2000,
        respectively. The Company has agreements with these stockholders, which provides for payment of this obligation without interest, not to exceed 25% of the profits realized by the Company in any year. The Company has imputed interest at 8.5% and charged operations for each of the periods presented with an offsetting credit to additional paid-in capital.

Note G - Deferred Royalty Revenue

        Deferred Royalty Revenue represents amounts due to the Company from Ixora Biomedical pursuant to the worldwide license agreement. The $207,360 of Deferred Royalty Revenue approximated the value of the Company's original investment in the affiliate. The balance will be amortized to income upon commencement of Ixora's sale of the Company's products.

Note H - Loan Receivable - Director

        Between February and April 2001, Alan Drizen, the Company's President, borrowed $1,075,000 from the Company. The amounts borrowed were used by Mr. Drizen to purchase shares of the Company's common stock in an effort to stabilize the share price in the face of extensive short selling of the shares. Mr. Drizen has agreed to repay this amount to the Company, together with interest at 6% per year, in accordance with the terms of a promissory note. The note provides for a series of periodic payments with the unpaid amount of the note, together with any accrued and unpaid interest, due on March 31, 2002.

        Although Mr. Drizen agreed to secure the repayment of this note, the Company's Board of Directors, in view of the fact that proceeds from the sale of Mr. Drizen's shares of the Company's common stock would be the primary source of funds which would be used to repay the note, did not require Mr. Drizen to secure the repayment of the note. Accordingly, the note from Mr. Drizen is unsecured. As of December 31, 2001, all payments required under the terms of Mr. Drizen's promissory note have been paid and the outstanding principal balance of the note was $640,000.

                                                                 - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


Note H -Loan Receivable - Director - continued

        As a result of Mr. Drizen's purchases and sales of the Company's common stock between October 2000 and May 2001, the Company is entitled to a recoverable profit of $408,078 from Mr. Drizen, computed in accordance with 16(b) of the Securities Exchange Act of 1934. During 2001, this amount was applied to reduce the amount that the Company owed to Mr. Drizen with the offset being to additional paid-in capital.

        Section 16(b) of the Exchange Act allows a corporation to recover any profits realized by officers, directors, and principal shareholders of a corporation from the purchase and sale (or sale and purchase) of equity securities of the corporation within a six-month period. Although
        Section 16(b) was designed to prevent the unfair use of information that may have been obtained by insiders through their relationship to a corporation, Section 16(b) nevertheless imposes strict liability which does not depend upon the actual use or possession of inside information by an insider.

        The formula most frequently used by a corporation to recover profits is known as the "lowest price in/highest price out" method, by which profit is computed by matching the highest sale price with the lowest purchase price within six months, the next highest sale price with the next lowest purchase price within six months, and so forth, until all shares have been included in the computation. Although this profit computation allows for the maximum recovery to the corporation, in the case of multiple sales and purchases within a six month period, it often results in a higher profit than the profit actually realized by the insider, and in some cases may result in a profit when the insider actually incurred losses from the sales and purchases.

Note I -Income Taxes

        The Company has approximately $8,300,000 of net operating loss carryforwards for federal tax purposes as of December 31, 2001, which is available to offset future taxable income and which expire in varying amounts from 2013 to 2016. The Company has fully reserved for any future tax benefits from the net operating loss carryforwards since it has not generated any revenues to date.

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note J -Convertible Debentures

        The Company issued convertible debentures during 1999 and 2000 having an aggregate principal balance of $1,252,000 and $2,406,333, respectively. These debentures were unsecured obligations of the Company that matured over twelve months and bore interest at an annualized rate of 9.5% payable at maturity. The debentures were convertible into common shares of the Company at rates from $.50 to $3.00 per share (2 shares to .33 shares for each $1 of principal) at any time, at the option of the holder. The common shares issued on conversion had a restriction as to resale for a period of one year from the date that the original debenture was issued. The Company could also redeem the debentures at any time upon written notice and payment to the holder of all unpaid principal and interest. The debentures were not subject to any sinking fund requirements. Debentures in the amount of $2,060,083 were converted during 2000 into 3,319,430 shares of the Company's common stock. On August 9, 2001, the conversion terms for all debentures then outstanding were revised. The number of shares to be issued upon conversion of the notes, plus any accrued interest would be determined by dividing the amount to be converted by $0.52. Note holders who agreed to convert on these revised terms were also granted options to purchase shares of the Company's common stock equal to 10% of the number of shares resulting from conversion. The options are exercisable immediately at $0.58 per share and expire in August 2002. During 2001, $1,489,750 of the remaining debentures were converted to 853,167 shares with such debenture holders receiving an additional 3,106,502 common shares and options to purchase 424,493 shares of the Company's common stock. An additional conversion premium of $1,057,844 was recognized in 2001 related to the revision of terms.

        During 2001, debentures with a principal amount of $108,500 were repaid.

        The conversion premium on the convertible debentures at the date of issuance and the number of common share equivalents outstanding are as follows:

                            Number of                Excess of Fair
                                                       Value of
                          Common Share  Conversion  Common Stock      Conversion
                           Equivalents    Price     Over Debentures    Premium
        -----------------------------------------------------------------------

        Issued in 1999       2,504,000    $ 0.50     $ 5,749,400     $1,252,000
        -----------------------------------------------------------------------

        Issued in 2000         530,000    $ 0.50     $ 2,042,000      $ 265,000
                                42,667      3.00          95,260         95,260
                             1,149,048      1.75       2,915,023      2,034,833
        -----------------------------------------------------------------------
                             1,721,715               $ 5,052,283     $2,395,093
       ------------------------------------------------------------------------
        Converted in 2000   (3,014,000)   $ 0.50
                              (290,430)     1.75
                               (15,000)     3.00
        -----------------------------------------------
        Shares Issued       (3,319,430)
        -----------------------------------------------
        Outstanding at
        December 31, 2000      906,285
        ===============================================
                                                               - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------
Note J -          Convertible Debentures - continued
        ---------------------------------------------------------------------

                                      Number of
                                     Common Share  Conversion
                                     Equivalents     Price
        -----------------------------------------------------------------------
        Converted in 2001             (20,000)      $ 0.50
                                      (17,167)        3.00
                                     (816,000)        1.75
        ----------------------------------------------------------------------
        Shares Issued                (853,167)
        ----------------------------------------------------------------------
        Redeemed for Cash             (10,500)      $ 3.00
                                      (42,618)        1.75
       ------------------------------------------------------------------------
                                      (53,118)
       ------------------------------------------------------------------------
        Outstanding  at December 31,       --
        2001
        ----------------------------------------------------------------------

        The excess fair value of the common stock into which the notes can convert at the conversion date over the proceeds is recorded as conversion premium and is limited to the amount of the proceeds of the debentures. Accordingly, $2,395,093 and $1,252,000 was recorded in 2000 and 1999, respectively, as a charge to conversion premium and a credit to additional paid-in capital in the accompanying financial statements.

Note K - Share and Option Grants

        The Company has stock option plans under which employees, non-employee directors, consultants and investors may be granted options to purchase shares of the Company's common stock. Options vest immediately and have varying expiration dates.

          The Company has elected to follow APBO No. 25 and related Interpretations in accounting for its stock-based compensation made to its employees. APBO No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, broad-based employee stock purchase plans and option grants where the exercise price is equal to or less than the market value at the date of grant. However, APBO No. 25 requires recognition of compensation expense for variable award plans over the vesting periods of such plans, based upon the then-current market values of the underlying stock. In contrast, SFAS No. 123 requires recognition of compensation expense for grants of stock, stock options, and other equity instruments, over the vesting periods of such grants, based on the estimated grant-date fair values of those grants. Stock options and awards made to investors and consultants are subject to the provisions of SFAS No. 123.


                                                           - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Note K - Share and Option Grants - continued

        Employees

        During 1999, the Company granted stock options for 100,000 shares of common stock to employees as compensation for services rendered at exercise prices that were below the fair value of the common stock at the date of grant. In accordance with APBO 25, the Company recognized compensation expense of $48,000 as a charge against operations during 1999 for the difference between the fair value and the exercise price of the common stock at the date of grant.

        Consultants

        During 2001, 2000, and 1999, the Company granted stock options for 1,710,000, 936,000, and 358,333 shares, respectively, of common stock to consultants as compensation for services rendered. In accordance with SFAS 123, the Company recognized compensation expense during 2001, 2000, and 1999 of $100,125, $277,330, and $272,057, respectively, for the fair value of the options at the date of grant using a Black Scholes option-pricing model.

        Directors

        During 2001 and 2000, the Company granted additional stock options for 4,275,000 and 225,000 shares, respectively, of common stock to directors as compensation for services rendered. In accordance with SFAS No. 123, the Company recognized compensation expense during 2001 and 2000 of $2,199,375 and $94,950, respectively, for the fair value of the options at the date of the grant using a Black Scholes option-pricing model.

        Investors

        During 2001, 2000 and 1999, the Company granted stock options for 5,005,000, 260,000 and 61,633 shares, respectively, of common stock to investors. In accordance with SFAS No. 123, the Company recognized compensation expense during 2001, 2000 and 1999 of $565,025, $75,360 and $100,009, respectively, for the fair value of the options at the date of grant using a Black Scholes option-pricing model.

        The following assumptions were used:


        December 31,                              2001       2000      1999
        ----------------------------------------------------------------------
        Weighted Average Fair Value of          $ 0.26    $ 3.40     $ 2.23
        Options
        Weighted Average Exercise Price         $ 0.78    $ 3.63     $ 1.53
        Expected Market Volatility                7.0%      10.0%      10.0%
        Risk Free Interest Rate                   4.76%      4.72%     5.19%
        Expected Life (Years)                     5.0        2.5        1.8
        Expected Dividend Yield                     0%         0%         0%
        -----------------------------------------------------------------------

                                                                 - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------

Note K - Share and Option Grants - continued

        Stock option transactions for the three years ending December 31, 2001 are summarized as follows:

                                                                Weighted Average
                                                Outstanding     Exercise Price
       ------------------------------------------------------------------------
        At December 31, 1998                     740,500           $ 0.70
        Granted                                  519,966           $ 1.36
        ------------------------------------------------------------------------

        At December 31, 1999                   1,260,466           $ 0.97
        Granted                                1,421,000           $ 3.63
        Exercised                               (287,000)          $ 0.66
        ------------------------------------------------------------------------

        At December 31, 2000                   2,394,466           $ 2.84
        Granted                               11,616,993           $ 0.73
        Exercised                               (173,000)          $ 0.65
        Forfeited/Expired                       (992,966)          $ 2.26
        ------------------------------------------------------------------------
        At December 31, 2001                  12,845,493           $ 0.80
        ------------------------------------------------------------------------

        The following table summarizes information about fixed stock options outstanding at December 31, 2001:


                                                   Weighted        Weighted
            Range of                Shares          Average         Average
          Exercise Prices        Under Option   Remaining Life  Exercise Price
       ------------------------------------------------------------------------
           $ 0.58 - $ 1.00       12,051,993          4.35           $ 0.62
           $ 1.02 - $ 2.50          207,500          4.58           $ 2.45
           $ 3.13 - $ 4.00          536,000          2.29           $ 3.71
           $ 5.00 - $ 7.50           50,000          0.62           $ 6.25
        ------------------------------------------------------------------------

        All of the above outstanding options are fully vested and exercisable.

        During 2001, the Board of Directors authorized the repricing of options to purchase shares of common stock at rates ranging from $0.58 to $0.90. All repriced options maintained the same expiration terms. Approximately 1,930,000 options were repriced under this program, which accounted for approximately 15% of options outstanding as of December 31, 2001. In accordance with SFAS 123, the Company recognized compensation expense during 2001 of $323,125 for the fair value of the options at the date they were repriced using a Black Scholes option-pricing model.

                                                           - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


Note K - Share and Option Grants - continued

        During 2001, the Board of Directors authorized the extension of expiration dates of options to purchase shares of common stock. The extensions were for periods ranging from 12 months to 24 months. Approximately 452,500 options were extended under this program, which accounted for approximately 4% of options outstanding as of December 31, 2001. In accordance with SFAS 123, the Company recognized compensation expense during 2001 of $30,813 for the fair value of the options at the date their expiration date was extended using a Black Scholes option-pricing model.

        In 2001 and 1999, the Company granted awards of 1,213,900 and 25,000 shares, respectively, of common stock as compensation to outside consultants. The Company has charged operations in 2001 and 1999 for the fair value of the common stock awarded on the date of the grants in the amount of $1,047,207 and $106,250, respectively.

Note L - Equity Line of Credit Agreement
        On January 24, 2001, the Company entered into an equity line of credit agreement with Hockbury Limited in order to establish a source of finding for the development of the Company's technology. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility.

        Under the equity line of credit agreement, Hockbury Limited has agreed to provide the Company with up to $20,000,000 of funding during the 20 month period following the date of an effective registration statement. During this 20 month period, the Company may request a drawdown under the equity line of credit by selling shares of its common stock to Hockbury Limited, and Hockbury Limited will be obligated to purchase the shares. The Company may request a drawdown once ever 27 trading days, although the Company is under no obligation to request any drawdowns under the equity line of credit. The Company has issued 439,021 shares of common stock and received $483,636 in net proceeds as of December 31, 2001 under the equity line of credit agreement.

        During the 22 trading days following a drawdown request, the Company will calculate the amount of shares it will sell to Hockbury Limited and the purchase price per share. The purchase price per share of common stock is based on the daily volume weighted average price of the Company's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%. The Company will receive the purchase price less a placement fee payable to GKN Securities equal to 7% of the aggregate purchase price. Hockbury Limited may then resell all or a portion of these shares. GKN Securities is the placement agent which introduced Hockbury Limited to the Company and is a registered broker-dealer.

                                                         - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Note L - Equity Line of Credit Agreement - continued

        The minimum amount the Company can drawdown at any one time is $100,000. The maximum amount the Company can drawdown at any one time is the lesser of $1,000,000 or the amount equal to:

o 4.5% of the weighted average price of the Company's common stock for the 60 calendar days prior to the date of the drawdown request.
o Multiplied by the total trading volume of the Company's common stock for the 60 calendar days prior to the date of the drawdown request.

        Upon closing of the equity line of credit agreement, the Company paid to Hockbury Limited's legal counsel, Epstein Beck & Green P.C., $25,000 to cover its legal and administrative expenses.

        Grant of Warrants
        As consideration for extending the equity line of credit, the Company granted Hockbury Limited warrants to purchase 482,893 shares of common stock at a price of $4.56 per share at any time prior to January 24, 2004. As partial consideration for GKN Securities' services as placement agent in connection with this offering, the Company granted GKN Securities warrants to purchase 455,580 shares of common stock at a price of $4.83 per share at any time prior to January 24, 2006. GKN Securities subsequently assigned warrants to purchase 209,500 shares to four employees of GKN Securities.

        The fair value of these warrants using customary pricing models was approximately $1,100,000 on January 24, 2001 and is reflected in the Company's financial statements and recorded as an expense during 2001.

Note M - Common and Preferred Stock

        Common Stock

        The Company is authorized to issue 50,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

        Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

        Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

                                                               - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note M - Common and Preferred Stock - continued

        Preferred Stock

        The Company is authorized to issue up to 5,000,000 shares of preferred stock. The Company's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Delaware statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of the Company.

Note N - Lease Arrangements

        The Company leases office space and a research facility under operating leases which expire at various dates through 2004. The leases require the payment of property and business taxes, insurance and maintenance costs in addition to rental payments.

        Future minimum payments are as follows:

         2002         2003         2004       2005       2006       Total
         ----         ----         ----       ----       ----       -----

       $ 75,658    $ 76,636     $ 37,400    $   --    $    --   $ 189,694

        Rent expense under operating leases was $66,965, $18,157 and $-0- for the years ended December 31, 2001, 2000, and 1999, respectively.

Note O - Related Party Transactions

        A director and shareholder of the Company is a partner in the law firm that acts as counsel and patent attorneys to the Company. The Company incurred legal fees and expenses to the law firm in the amount of approximately $244,000, $180,000 and $214,000 in 2001, 2000 and 1999,
        respectively.

Note P - Subsequent Events

        Subsequent to December 31, 2001, the Company has raised additional equity finance totaling $867,900 through the exercise by certain option holders of their options. A total of 1,496,400 shares have been issued in connection with these option exercises.

        In addition, the Company has raised a further $92,000, net of related commissions and costs, by a drawdown under the equity line of credit facility with Hockbury Ltd. 143,185 new common shares were issued in connection with this drawdown.

        The cash raised was used for the Company's ongoing operating expenses, for prepayment of costs in connection with the pending launch of the company's wound healing product, and in reducing accounts payable. At March 27, 2002, the Company had total cash balances of approximately $246,000.

                          L.A.M. PHARMACEUTICAL, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A DELAWARE CORPORATION)
                               Lewiston, New York

                     -------------------------------------
                                FINANCIAL REPORTS
                                       AT
                                 March 31, 2002
                     -------------------------------------

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York


TABLE OF CONTENTS
--------------------------------------------------------------------------------


Independent Accountants' Report on Interim Financial Information       F-2

Balance Sheets at March 31, 2002 (Unaudited) and December 31, 2001     F-3

Statements of Changes in Stockholders' Equity (Deficit) for the
Three Months Ended March 31, 2002 and 2001 (Unaudited), for the
Period from Date of Inception (February 1, 1994) through
March 31, 2002 (Unaudited), and for the Year Ended March 31, 2001   F-4 to F-5

Statements of Operations for the Three Months Ended
March 31, 2002 and 2001 and for the Period from Date
of Inception (February 1, 1994) through March 31, 2002 (Unaudited)     F-6

Statements of Cash Flows for the Three Months Ended
March 31, 2002 and 2001 and for the Period from Date of Inception (February 1, 1994) through March 31, 2002 (Unaudited) F-7 to F-8

Notes to Financial Statements                                       F-9 to F-11

            INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders
L.A.M. Pharmaceutical, Corp.
(A Development Stage Company)
(A Delaware Corporation)
Lewiston, New York

      We have reviewed the accompanying balance sheet of L.A.M. Pharmaceutical, Corp. as of March 31, 2002, and the related statements of changes in stockholders' equity (deficit), operations, and cash flows for the three months ended March 31, 2002 and 2001 and for the period from date of inception (February 1, 1994) through March 31, 2002. These financial statements are the responsibility of the Company's management.

      We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

      We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of L.A.M. Pharmaceutical, Corp. as of December 31, 2001 (presented herein), and the related statements of changes in stockholders' equity (deficit) (presented herein), operations, and cash flows (not presented herein) for the year then ended and for the period from date of inception (February 1, 1994) through December 31, 2001; and in our report dated February 8, 2002, except for Note P, as to which the date is March 27, 2002, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2001 and the related statement of stockholders' equity (deficit) for the year then ended and for the period from date of inception (February 1, 1994) through December 31, 2001 is fairly stated, in all material respects. No auditing procedures have been performed subsequent to the date of our report.



/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
  May 6, 2002

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

BALANCE SHEETS
--------------------------------------------------------------------------------
                                                    (Unaudited)
                                                     March 31,      December, 31
                                                       2002            2001
--------------------------------------------------------------------------------

ASSETS

Current Assets
Cash and Cash Equivalents                          $  268,250       $  11,284
Other Receivable                                      175,000          44,433
Inventory - Raw Materials                              93,500          97,750
Prepaid Expenses                                      196,537           5,344
--------------------------------------------------------------------------------

Total Current Assets                                  733,287         158,811

Property and Equipment - Net of Accumulated
 Depreciation                                         117,592         121,185

Other Assets
Patents and Trademarks - Net of Accumulated
 Amortization                                         546,552         489,322
--------------------------------------------------------------------------------

Total Assets                                      $ 1,397,431      $  769,318
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable and Accrued Expenses             $   610,790      $  601,999

Other Liabilities
Due to Stockholders                                   164,037         848,037
Deferred Royalty Revenue                              207,360         207,360
--------------------------------------------------------------------------------

Total Liabilities                                     982,187       1,657,396
--------------------------------------------------------------------------------

Stockholders' Equity (Deficit)
Common Stock - $.0001 Par; 50,000,000 Shares Authorized;
               21,982,705 and 19,784,520 Shares
               Issued and Outstanding, Respectively     2,198           1,978
Additional Paid-In Capital                         20,206,409      17,964,009
Loan Receivable - Director/Officer                         --        (640,000)
Receivable on Option Exercise                        (104,000)             --
Deficit Accumulated During Development Stage      (19,689,363)    (18,214,065)
--------------------------------------------------------------------------------

Total Stockholders' Equity (Deficit)                  415,244        (888,078)
--------------------------------------------------------------------------------

Total Liabilities and Stockholders'
 Equity (Deficit)                                 $ 1,397,431      $  769,318
--------------------------------------------------------------------------------


    The accompanying notes are an integral part of this financial statement.

                         See Accountants' Review Report

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------



                                                                                                      Deficit
                                                                                                    Accumulated
                                                Number              Additional         Loan           During      Total
                                                of        Common       Paid-In      Receivable-     Development  Stockholders'
                                                Shares     Stock       Capital   Director/Officer     Stage      Equity (Deficit)
----------------------------------------------------------------------------------------------------------------------------------

Balance - February 1, 1994                           --      $ --       $    --       $   --       $    --       $   --

Capital Contribution - Services Rendered             --        --       757,386           --            --      757,386
Capital Contribution - Laboratory Equipment          --        --        24,245           --            --       24,245
Capital Contribution - Leasehold Improvements        --        --         9,775           --            --        9,775
Capital Contribution - Interest Expense              --        --       468,161           --            --      468,161
Capital Contribution in Cash                         --        --       162,200           --            --      162,200
Distribution                                         --        --       (68,660)          --            --      (68,660)
Recapitalization as L.A.M. Pharmaceutical,
Corp.                                         6,000,000       600          (600)          --            --           --
Issuance of Common Stock for Cash             4,392,500       439       438,346           --            --      438,785
Debentures Converted to Common Stock          3,319,430       332     2,211,176           --            --    2,211,508
Conversion Premium on Convertible Debentures         --        --     3,647,093           --            --    3,647,093
Stock Options and Awards Granted -
  Compensation for Services Rendered                 --        --       973,956           --            --      973,956
Stock Options Exercised                         287,000        29       189,121           --            --      189,150
Net Loss for the Period                              --        --            --           --    (9,815,305)  (9,815,305)
----------------------------------------------------------------------------------------------------------------------------------

Balance - December 31, 2000                  13,998,930     1,400     8,812,199           --    (9,815,305)  (1,001,706)

Capital Contribution - Interest Expense              --        --        26,920           --            --       26,920
Debentures Converted to Common Stock            107,333        11       197,716           --            --      197,727
Common Shares Issued -
  Compensation for Services Rendered             10,000         1         9,999           --            --       10,000
Stock Options Exercised                         173,000        17       112,433           --            --      112,450
Warrants Issued to Hockbury Limited and GKN
Securities                                           --        --     1,100,000           --            --    1,100,000
Loan to Director/Officer                             --        --            --   (1,025,000)           --   (1,025,000)
Net Loss for the Period (Unaudited)                  --        --            --           --    (1,667,723)  (1,667,723)
----------------------------------------------------------------------------------------------------------------------------------

Balance - March 31, 2001 (Unaudited)         14,289,263   $ 1,429  $ 10,259,267  $(1,025,000) $(11,483,028) $(2,247,332)
----------------------------------------------------------------------------------------------------------------------------------

                                                            - continued -

    The accompanying notes are an integral part of this financial statement.

                         See Accountants' Review Report

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) - continued

                                                                                                      Deficit
                                                                                                    Accumulated
                                                Number              Additional         Loan           During      Total
                                                of        Common       Paid-In      Receivable-     Development  Stockholders'
                                                Shares     Stock       Capital   Director/Officer     Stage      Equity (Deficit)
----------------------------------------------------------------------------------------------------------------------------------

Balance - March 31, 2001 (Unaudited)         14,289,263   $ 1,429  $ 10,259,267  $(1,025,000) $(11,483,028) $(2,247,332)

Capital Contribution - Interest Expense              --        --        86,280           --            --       86,280
Common Shares Issued - Debenture Conversion
Premium                                       3,106,502       311     1,057,844           --            --    1,058,155
Debentures Converted to Common Stock            745,834        74     1,413,398           --            --    1,413,472
Stock Options Granted -
  Compensation for Services Rendered                 --        --     3,218,463           --            --    3,218,463
Common Shares Issued -
  Compensation for Services Rendered          1,203,900       120     1,037,087           --            --    1,037,207
Sale of Shares Under the Equity Line of
Credit Agreement                                439,021        44       483,592           --            --      483,636
Loan to Director/Officer                             --        --            --      (50,000)           --      (50,000)
Loan Repayments from Director/Officer                --        --            --      435,000            --      435,000
Short-Swing Profit on Insider Trading                --        --       408,078           --            --      408,078
Net Loss for the Period                              --        --            --           --    (6,731,037)  (6,731,037)
----------------------------------------------------------------------------------------------------------------------------------

Balance - December 31, 2001                  19,784,520     1,978    17,964,009     (640,000)  (18,214,065)    (888,078)

Capital Contribution - Interest Expense              --        --        10,070           --            --       10,070
Stock Options Granted -
  Compensation for Services Rendered                 --        --       948,600           --            --      948,600
Stock Options Exercised                       2,055,000       206     1,191,744           --            --    1,191,950
Sale of Shares Under the Equity Line of
Credit Agreement                                143,185        14        91,986           --            --       92,000
Receivable on Option Exercise                        --        --      (104,000)          --            --     (104,000)
Loan Repayments from Director/Officer                --        --            --      640,000            --      640,000
Net Loss for the Period (Unaudited)                  --        --            --           --    (1,475,298)  (1,475,298)
----------------------------------------------------------------------------------------------------------------------------------

Balance - March 31, 2002 (Unaudited)         21,982,705   $ 2,198  $ 20,102,409       $   --  $(19,689,363)   $ 415,244
----------------------------------------------------------------------------------------------------------------------------------


    The accompanying notes are an integral part of this financial statement.

                         See Accountants' Review Report

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

STATEMENTS OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------
                                          Period from
                                            Date of
                                           Inception         Three Months Ended
                                          (February 1,
                                             1994)               March 31,
                                                          ----------------------
                                            through
                                         March 31, 2002      2002         2001
--------------------------------------------------------------------------------

Revenues
Licensing Revenues                       $  500,000       $    --      $    --
--------------------------------------------------------------------------------

Expenses
Research and Development                  2,623,574       124,624       66,465
Marketing and Business Development          447,211       161,540       31,265
General and Administrative                3,209,808       215,755      402,334
--------------------------------------------------------------------------------
                                          6,280,593       501,919      500,064
Financial Accounting Expenses Not
Requiring the Use of Cash During
the Period:
  Depreciation and Amortization             120,222        14,145        7,043
  Interest Expense                          908,476        10,634       61,149
  Share and Option Grants to Officers,
    Directors, Investors, and
    Consultants                           6,945,612       948,600           --
  Conversion Premium on Convertible
  Debentures                              4,704,937            --           --
  Warrants Issued on Equity Line of
    Credit  1,100,000                            --     1,100,000
--------------------------------------------------------------------------------

Total Expenses                           20,059,840     1,475,298    1,668,256
--------------------------------------------------------------------------------

Loss Before Other Income and (Expenses) (19,559,840)   (1,475,298)  (1,668,256)
--------------------------------------------------------------------------------

Other Income and (Expenses)
Interest Income                              77,837            --          533
Loss on Investment in Affiliate            (207,360)           --           --
--------------------------------------------------------------------------------

Total Other Income and (Expenses)          (129,523)           --          533
--------------------------------------------------------------------------------

Net Loss for the Period                $(19,689,363)  $(1,475,298) $(1,667,723)
--------------------------------------------------------------------------------

Loss per Common Share - Basic and
Diluted                                   $   (1.68)    $   (0.07)   $   (0.12)
--------------------------------------------------------------------------------

Weighted Average Number
  of Common Shares Outstanding                         21,148,294   14,148,700
--------------------------------------------------------------------------------

    The accompanying notes are an integral part of this financial statement.

                         See Accountants' Review Report

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

STATEMENTS OF CASH FLOWS (UNAUDITED)
--------------------------------------------------------------------------------
                                          Period from
                                            Date of
                                           Inception
                                          (February 1,      Three Months Ended
                                             1994)               March 31,
                                            through         -------------------
                                         March 31, 2002      2002         2001
--------------------------------------------------------------------------------

Cash Flows from Operating Activities

Net Loss for the Period                $(19,689,363)  $(1,475,298) $(1,667,723)

Adjustments to Reconcile Net Loss for
the Period to Net Cash Flows from
Operating Activities:

  Depreciation and Amortization             120,222        14,145        7,043
  Capital Contributions:
    Deemed Interest Expense on
      Loans from Stockholders               591,431        10,070       26,920
    Share and Option Grants - Officers,
      Directors, Investors, and
      Consultants                         6,945,612       948,600       10,000
  Warrants Issued - Equity Line of
    Credit                                1,100,000            --    1,100,000
  Conversion Premium on Convertible
    Debentures                            4,705,248            --           --
  Interest on Converted Debentures          272,871            --           --
  Loss on Investment in Affiliate           207,360            --           --

Changes in Assets and Liabilities:

Inventory - Raw Materials                   (93,500)        4,250           --
Prepaid Expenses                           (196,537)     (191,193)      (3,821)
Accounts Payable and Accrued Expenses       610,790         8,791       54,962
--------------------------------------------------------------------------------
Net Cash Flows from Operating Activities (5,425,866)     (680,635)    (472,619)
--------------------------------------------------------------------------------

Cash Flows from Investing Activities:

Purchases of Property and Equipment        (156,907)       (1,682)     (61,433)
Purchases of Patents and Trademarks -
  Net                                      (593,436)      (66,100)     (25,132)
--------------------------------------------------------------------------------
Net Cash Flows from Investing Activities $ (750,343)    $ (67,782)   $ (86,565)
--------------------------------------------------------------------------------

                                                           - continued -

    The accompanying notes are an integral part of this financial statement.

                         See Accountants' Review Report

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

STATEMENTS OF CASH FLOWS (UNAUDITED) - continued
--------------------------------------------------------------------------------
                                          Period from
                                            Date of
                                           Inception         Three Months Ended
                                          (February 1,
                                             1994)               March 31,
                                                          ----------------------
                                            through
                                         March 31, 2002      2002         2001
--------------------------------------------------------------------------------

Cash Flows from Financing Activities
Cash Capital Contributions                $ 162,200        $   --       $   --
Distributions to Stockholders               (68,660)           --           --
Proceeds from Issuance of Common Stock      438,785            --           --
Proceeds from Convertible Debentures      3,549,833            --           --
Proceeds from Exercise of Stock Options   1,214,550       912,950      112,450
Proceeds from Sale of Shares Under the
  Equity Line of Credit Agreement           575,636        92,000           --
Loan Receivable - Director/Officer               --            --   (1,025,000)
Advances from (Repayments to)
Stockholders                                572,115           433           --
--------------------------------------------------------------------------------

Net Cash Flows from Financing Activities  6,444,459     1,005,383     (912,550)
--------------------------------------------------------------------------------

Net Increase (Decrease) in
  Cash and Cash Equivalents                 268,250       256,966   (1,471,734)

Cash and Cash Equivalents - Beginning
of Period                                        --        11,284    1,902,942
--------------------------------------------------------------------------------

Cash and Cash Equivalents - End of
Period                                    $ 268,250     $ 268,250    $ 431,208
--------------------------------------------------------------------------------

Non-Cash Investing and Financing Activities
--------------------------------------------------------------------------------

Acquisition of Property and Equipment
  via Stockholder Contribution            $  34,020        $   --       $   --
Short-Swing Profit on Insider Trading -
  Offset Against Due to Stockholders      $ 408,078        $   --       $   --
Exercise of Stock Options                 $ 279,000     $ 279,000       $   --
Offsetting of Stockholders Receivable
and Payables                              $ 728,000     $ 728,000       $   --
Debentures Converted to Common Stock    $ 3,549,833        $   --    $ 197,727
Investment in Affiliate                   $ 207,360        $   --       $   --
Deferred Royalty Revenue                 $ (207,360)       $   --       $   --
--------------------------------------------------------------------------------

    The accompanying notes are an integral part of this financial statement.

                         See Accountants' Review Report

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note A -          Basis of Presentation
        The condensed financial statements of L.A.M. Pharmaceutical, Corp. (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company's Form 10-KSB, and other reports filed with the SEC.

        The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include non-recurring expenses associated with market launch of new products, the Company's registration with the SEC, costs incurred to raise capital, acquisitions of patents and trademarks, and stock options and awards.

        Reclassifications
        Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

Note B -          Receivable - Director/Officer
        Between February and April 2001, Alan Drizen, the Company's President, borrowed $1,075,000 from the Company. The amounts borrowed were used by Mr. Drizen to purchase shares of the Company's common stock in an effort to stabilize the share price in the face of extensive short selling of the shares. Mr. Drizen agreed to pay this amount to the Company, together with interest at 6% per year, in accordance with the terms of a promissory note. The note provided for a series of periodic payments with the unpaid amount of the note, together with any accrued and unpaid interest, due on March 31, 2002.

        As a result of Mr. Drizen's purchases and sales of the Company's common stock between October 2000 and May 2001, the Company was entitled to a recoverable profit of $408,078 from Mr. Drizen, computed in accordance with Section 16(b) of the Securities Exchange Act of 1934. During 2001, this amount was applied to reduce the amount that the Company owed to Mr. Drizen with the offset being to additional paid-in capital.

        During March 2002, Mr. Drizen and the Company agreed that the balance of $548,361 owed by the Company to Mr. Drizen at December 31, 2001, included in amounts due to stockholders, would be offset against the remaining amount due pursuant to Mr. Drizen's promissory note. In addition, two other Directors and stockholders agreed with Mr. Drizen to apply a portion of their receivables from the Company, included in amounts due to stockholders, against the amounts due by Mr. Drizen in an amount sufficient to offset the remaining balance due on Mr. Drizen's promissory note. Following these offset arrangements, Mr. Drizen's promissory note was paid in full.

                                                                 - continued -

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note B -          Receivable - Director/Officer - continued

        In February 2002, Mr. Drizen exercised options to acquire a total of 1,050,000 shares for a total option amount of $435,000. At March 31, 2002, $279,000 of the option amount remained unpaid. During April 2002, an additional $175,000 was paid by Mr. Drizen.

Note C -          Equity Line of Credit Agreement
        On January 24, 2001, the Company entered into an equity line of credit agreement with Hockbury Limited in order to establish a source of funding for the development of the Company's technology. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility. The Company has issued 582,206 shares of common stock and received $575,636 in net proceeds as of March 31, 2002 under the equity line of credit agreement.

        Under the equity line of credit agreement, Hockbury Limited has agreed to provide the Company with up to $20,000,000 of funding. During this period, the Company may request a drawdown under the equity line of credit by selling shares of its common stock to Hockbury Limited, and Hockbury Limited will be obligated to purchase the shares. The Company may request a drawdown once every 27 trading days, although the Company is under no obligation to request any drawdowns.

        The price at which shares may be sold to Hockbury under the equity line of credit agreement is based on the daily volume weighted average price of the company's common shares during the 22 trading days following a drawdown request, less a discount of 10%. The Company receives the purchase price less a placement agent fee payable to GKN Securities equal to 7% of the aggregate purchase price. Hockbury Limited may then resell all or a portion of these shares. GKN Securities is the placement agent which introduced Hockbury Limited to the Company and is a registered broker-dealer.

        The minimum amount the Company can draw down at any one time is $100,000, and the maximum is the lesser of $1,000,000 or the amount equal to 4.5% of the weighted average price of the Company's common stock multiplied by the total trading volume of the Company's common stock for the sixty calendar days prior to the date of the drawdown request.

        Grant of Warrants
        As consideration for extending the equity line of credit, the Company granted Hockbury Limited warrants to purchase 482,893 shares of common stock at a price of $4.56 per share at any time prior to January 24, 2004. As partial consideration for GKN Securities' services as placement agent in connection with this offering, the Company granted GKN Securities warrants to purchase 455,580 shares of common stock at a price of $4.83 per share at any time prior to January 24, 2006. GKN Securities subsequently assigned warrants to purchase 209,500 shares to four employees of GKN Securities.

        The fair value of these warrants using customary pricing models was approximately $1,100,000 on January 24, 2001 and is reflected in the Company's financial statements and recorded as an expense during the three months ended March 31, 2001.

L.A.M. PHARMACEUTICAL, CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Lewiston, New York

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note D - Subsequent Events
         On April 15, 2002, the Company obtained Section 510(k) approval from the U.S. Food and Drug Administration to market its proprietary L.A.M. IPM Wound Gel(TM). L.A.M. will commence marketing this product on June 3, 2002.

                                    TABLE OF CONTENTS
                                                                     Page
PROSPECTUS SUMMARY ...............................................
RISK FACTORS......................................................
COMPARATIVE SHARE DATA  ..........................................
MARKET FOR COMMON STOCK ..........................................
USE OF PROCEEDS...................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION........................................
BUSINESS..........................................................
MANAGEMENT .......................................................
PRINCIPAL SHAREHOLDERS............................................
EQUITY LINE OF CREDIT AGREEMENT...................................
SELLING STOCKHOLDERS..............................................
DESCRIPTION OF SECURITIES.........................................
LEGAL PROCEEDINGS.................................................
EXPERTS...........................................................
INDEMNIFICATION ..................................................
AVAILABLE INFORMATION.............................................
FINANCIAL STATEMENTS..............................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by L.A.M. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made in this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of L.A.M. since such date.

                                     PART II

                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors

     The Delaware General Corporation Law and L.A.M.'s Certificate of Incorporation and Bylaws provide that we may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 25. Other Expenses of Issuance and Distribution.

    The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

         SEC Filing Fee                                          $7,636
         NASD Filing Fee                                          1,428
         Blue Sky Fees and Expenses                               1,500
         Printing and Engraving Expenses                            200
         Legal Fees and Expenses                                 30,000
         Accounting Fees and Expenses                            10,000
         Miscellaneous Expenses                                   4,236
                                                               --------
                  TOTAL                                         $55,000
                                                                =======

         All expenses other than the SEC and NASD filing fees are estimated.

Item 26. Recent Sales of Unregistered Securities.

      A. In September 1998, L.A.M. acquired all of the issued and outstanding shares of LAM Pharmaceuticals LLC ("LAM") for 6,000,000 shares of L.A.M.'s common stock. At the time of acquisition LAM had the rights to the proprietary drug delivery technology and pharmaceuticals that are being developed by L.A.M.

      B. In September 1998, L.A.M. sold 3,930,000 shares of its common stock to twelve persons for $39,300, or $0.01 per share, and sold 63,000 shares of its common stock to 61 persons for $6,300, or $0.10 per share. Between October 1998 and October 1999 L.A.M. sold 399,500 shares of its common stock to 18 persons for $399,500, or $1.00 per share.

      C. Between June 1999 and February 2000, L.A.M. sold convertible notes in the principal amount of $1,517,000 to 29 persons. The notes were unsecured, bore interest at 9.5% per year, and were due and payable at various dates between June 2000 and February 2001. At the option of the holder, each $1.00 of unpaid note principal was convertible into two shares of L.A.M.'s common stock.

     D. Between June and July 2000 L.A.M. sold convertible notes in the principal amount of $130,500 to 12 persons. The notes were unsecured and bore interest at 9.5% per year and were due and payable at various dates between June and July 2001. At the option of the holder, each $1.00 of (unpaid note) principal was convertible into .33 shares of L.A.M.'s common stock. In August 2001, L.A.M. increased the number of shares issuable upon conversion to 1.916 shares of unpaid note principal and grant options, expiring August 25, 2002, to purchase 1 further share of L.A.M's common stock for each 10 shares issued on conversion.

     E. Between August and November 2000 L.A.M. sold convertible notes in the principal amount of $2,070,333 to 34 persons. The notes were unsecured and bore interest at 9.5% per year, and were due and payable at various dates between August and November 2001. At the option of the holder, each $1.00 of unpaid principal was convertible into .57 shares of L.A.M.'s common stock. In August 2001, L.A.M. increased the number of shares issuable upon conversion to 1.916 shares of unpaid note principal and grant options, expiring August 25, 2002, to purchase 1 further share of L.A.M's common stock for each 10 shares issued on conversion.

     F. During the year ended December 31, 2000 L.A.M. issued 3,319,430 shares of common stock upon the conversion of certain of the notes described in C, D and E above.

     G. Between July and December 2000 L.A.M. issued 287,000 shares of common stock to thirteen persons as a result of the exercise of options held by such persons.

     H. During January 2001 L.A.M. issued 73,000 shares of common stock to two persons as a result of the exercise of options held by these persons.

     I. In January 2001 L.A.M. issued 10,000 shares of common stock to one person for services rendered.

     J. In January 2001 L.A.M. issued warrants to Hockbury Limited and GKN Securities Corp. These warrants are described in more detail in Part I of this Registration Statement.

     K. During the year ending December 2001, L.A.M. issued 3,959,669 shares of L.A.M.'s common stock upon conversion of certain of the notes referenced in Notes D and E above.

      The sales of the shares referenced in Note B were exempt from registration pursuant to Rule 504 of the Securities and Exchange Commission. At the time of these sales L.A.M. was not subject to the reporting requirements of the Securities Exchange Act of 1934 and the total amount received by L.A.M. from the sale of these shares was less than $1,000,000. No underwriters were involved with the sale of these securities and no commissions or other forms of remuneration were paid to any person in connection with these sales.

      The sale of the common stock, convertible notes and warrants referenced in Notes A, C, D, E, G, H, I and J were exempt transactions under Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering. The shareholders of LAM and the holders of the convertible notes acquired these securities for investment purposes only and without a view to distribution. At the time, the shareholders of L.A.M. and the holders of the convertible notes acquired these securities, all were fully informed and advised about matters concerning L.A.M., including its business, financial affairs and other matters. The shareholders of LAM and the holders of the convertible note acquired the securities for their own account. The certificates evidencing the securities purchased by the shareholders of LAM bear a legend stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares purchased by the shareholders of LAM and the holders of the convertible note are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission. Although no underwriters were involved with the sale of these securities, L.A.M. paid sales commissions of $381,300 to an unrelated third party in connection with the sale of its convertible notes.

      The issuance of the shares referenced in Notes F and K were exempt pursuant to Section 3(a)9 of the Securities Act of 1933.

Item 27. Exhibits

The following Exhibits are filed with this Registration Statement:

Exhibit
Number            Exhibit Name                                     Page

Exhibit 2         Plan of Acquisition, Reorganization,
                  Arrangement, Liquidation, etc.                   None

Exhibit 3         Articles of Incorporation and Bylaws             (1)
                                                               -------------

Exhibit 4         Instruments Defining the Rights of
                  Security Holders

   Exhibit 4.1    Incentive Stock Option Plan                      (1)
                                                               -------------

   Exhibit 4.2    Non-Qualified Stock Option Plan                  (1)
                                                               -------------

   Exhibit 4.3    Stock Bonus Plan (as amended)
                                                                ------------

Exhibit 5         Opinion of Counsel                               (2)
                                                                ------------

Exhibit 9         Voting Trust Agreement                          None

Exhibit 10        Material Contracts

   Exhibit 10.1   Agreements with Ixora Bio-Medical Co.            (1)
                                                                ------------

   Exhibit 10.2   Common Stock Purchase Agreement with
                  Hockbury Limited                                 (2)
                                                                ------------

   Exhibit 10.3   Stock Purchase Warrant issued to
                  Hockbury Limited                                 (2)
                                                                ------------

   Exhibit 10.4   Stock Purchase Warrant issued to
                  GKN Securities Corp. and certain
                  employees of GKN Securities Corp.                (2)
                                                                ------------

Exhibit 16.       Letter from former accountants                   (1)
                                                                ------------

Exhibit 23.1      Consent of attorneys                             (2)
                                                                ------------

Exhibit 23.2      Consent of accountants                          _____

(1) Incorporated by reference to the same exhibit filed with the Company's registration statement on Form 10-SB.
(2)  Filed with original registration statement.

Item 28. Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

            (i) To include any Prospectus required by Section l0 (a)(3) of the Securities Act of l933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

      (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on the 23rd day of May, 2002.

                                    L.A.M. PHARMACEUTICALS, CORP.


                                    By:  /s/ Joseph Slechta
                                         -------------------------------------
                                         Joseph Slechta, President, Chief
                                         Operating Officer, Principal Financial
                                         Officer and
                                         Chief Accounting Officer


         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Joseph Slechta
Joseph Slechta                      Director            May 23, 2002


 /s/ Alan Drizen
-------------------------
Alan Drizen                         Director            May 23, 2002



Peter Rothbart                      Director


 /s/ Gary M. Nath
-------------------------
Gary M. Nath                        Director            May 23, 2002

                           L.A.M. PHARMACEUTICAL, CORP.

                                    FORM SB-2

                                 POST-EFFECTIVE
                                  AMENDMENT NO. 1

                                    EXHIBITS